UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. __ )

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Microsoft Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Microsoft Proxy Statement 2012

Annual Meeting of Shareholders

The Annual Meeting of Shareholders of

Microsoft Corporation will be held at:

Meydenbauer Center

11100 NE 6th Street

Bellevue, Washington 98004

New admission requirements

See Part 1 – “Information about the meeting” for details on admission requirements to attend the Annual Meeting.

Microsoft Proxy Statement 2012

Annual Meeting of Shareholders

The Annual Meeting of Shareholders of

Microsoft Corporation will be held at:

Meydenbauer Center

11100 NE 6th Street

Bellevue, Washington 98004

New admission requirements

See Part 1 – “Information about the meeting” for details on admission requirements to attend the Annual Meeting.

Proxy voting options

Your vote is important!

Whether or not you expect to attend in person, we urge you to vote your shares by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card or voting instruction form at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save us the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your stock at the meeting if you desire to do so, as your vote by proxy is revocable at your option.

Voting by the Internet or telephone is fast and convenient, your vote is immediately confirmed and tabulated, and helps Microsoft reduce postage and proxy tabulation costs.

If you prefer, you can vote by mail by returning the enclosed proxy card or voting instruction form in the addressed, prepaid envelope provided.

Please do not return the enclosed paper ballot if you are voting via the Internet or by telephone.

Vote by Internet

www.proxyvote.com

24 hours a day / 7 days a week

Instructions:

1.	Read the accompanying Proxy Statement.

2.	Go to the following website: www.proxyvote.com

3.	Have your proxy card or voting instruction form in hand and follow the instructions. You can also register to receive all future shareholder communications electronically, instead of in print. This means that the annual report, Proxy Statement, and other correspondence will be delivered to you via e-mail.

Vote by telephone

1.800.690.6903 via touch tone phone

toll-free 24 hours a day / 7 days a week

Instructions:

1.	Read the accompanying Proxy Statement.

2.	Call toll-free 1.800.690.6903.

3.	Have your proxy card or voting instruction form in hand and follow the instructions.

October 16, 2012

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Microsoft Corporation, which will be held at Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington 98004, on November 28, 2012 at 8:00 a.m. Pacific Time. Doors open at 7:00 a.m. This year we will be featuring a Microsoft Store at our product showcase. This will give you the opportunity to experience Microsoft’s latest consumer products including the new Windows 8 PCs, the Microsoft Surface and the new Windows 8 Phone. Driving directions to Meydenbauer Center can be found on the last page of this document. Parking will be validated only for Meydenbauer Center garage. Parking is limited, so plan ahead if you are driving to the meeting.

The attached Notice of Annual Meeting of Shareholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

This year’s shareholder question and answer session will include both live questions and questions submitted in advance. You may submit a question in advance by email to ASM@microsoft.com or through the Shareholder Forum available on the Investor Relations website; we will respond to as many inquiries as time allows.

We will provide a live webcast of the Annual Meeting from the Microsoft Investor Relations website at www.microsoft.com/investor. This year we are also offering a virtual shareholder meeting through which you can view the meeting, submit questions and vote online. A transcript along with video and audio of the entire Annual Meeting will be available on the Investor Relations website after the meeting. We hope this will allow those of you who are unable to attend the meeting to hear Microsoft executives discuss the year’s results and our plans for the future. In addition, we make available at our Investor Relations website free of charge a variety of information for investors. Our goal is to maintain the Investor Relations website as a portal through which investors can easily find or navigate to pertinent information about us.

On behalf of the Board of Directors, I would like to express our appreciation for your continued investment in Microsoft. I look forward to greeting as many of our shareholders as possible.

Sincerely,

Steven A. Ballmer

Chief Executive Officer

The use of cameras at the Annual Meeting is prohibited and they will not be allowed into the meeting or any other related areas, except by credentialed media. We realize that many mobile phones have built-in cameras; while these phones may be brought into the venue, the camera function may not be used at any time.

Microsoft Corporation

Notice of 2012 Annual Meeting of Shareholders

Date:	November 28, 2012

Time:	8:00 a.m. Pacific Time

Place:	Meydenbauer Center 11100 NE 6th Street Bellevue, Washington 98004

Record date:	September 14, 2012. Only shareholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.

Proxy voting:	Important. Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form will save the expenses and extra work of additional solicitation. If you wish to vote by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your option.

Items of business:

•To elect nine directors from among the nominees described in this Proxy Statement

•To approve, on a non-binding advisory basis, the compensation paid to our Named Executive Officers

•To approve the Employee Stock Purchase Plan

•To ratify the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2013

•To consider a shareholder proposal described in the accompanying Proxy Statement, if properly presented at the Annual Meeting

•To transact other business that may properly come before the Annual Meeting

Virtual meeting:	You may also vote at the meeting via the Internet by visiting www.virtualshareholdermeeting.com/MSFT12 and following the instructions.

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on November 28, 2012. Our Proxy Statement and Annual Report to Shareholders are available at www.microsoft.com/investor.

By order of the Board of Directors

Bradford L. Smith

Secretary

Redmond, Washington

October 16, 2012

Proxy summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Shareholders

Date:	November 28, 2012

Time:	8:00 a.m. Pacific Time

Place:	Meydenbauer Center 11100 NE 6th Street Bellevue, Washington 98004

Record date:	September 14, 2012

Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Admission to meeting:	Proof of share ownership will be required to enter the Microsoft Annual Meeting – see Part 1 – “Information about the meeting” for details. Please follow the directions to Meydenbauer Center on the last page of this Proxy Statement.

Meeting agenda

•	Election of nine directors

•	Advisory vote on executive compensation

•	Approval of Employee Stock Purchase Plan

•	Ratification of Deloitte & Touche LLP as our independent auditor for fiscal year 2013

•	Vote on one shareholder proposal

•	Transact other business that may properly come before the meeting

Voting matters and vote recommendation

See Part 6 – “Proposals to be voted on at the meeting” for more information.

Matter	Board vote recommendation
Management proposals
Election of directors	For each director nominee
Advisory vote on executive compensation	For
Approval of Employee Stock Purchase Plan	For
Ratification of Deloitte & Touche LLP as our independent auditor for fiscal year 2013	For
Shareholder proposal
Adopt cumulative voting	Against

i	Proxy summary

Our director nominees

See Part 3 – “Board of Directors” for more information.

The following table provides summary information about each director nominee. Each director is elected annually by a majority of votes cast.

Name	Age	Director since	Occupation	Inde- pendent	Other public boards	Committee memberships
						AC	CC	GN	RPP
Steven A. Ballmer	56	2000	CEO, Microsoft		0
Dina Dublon	59	2005	Former CFO and EVP, JPMorgan Chase & Co.	•	2	F	C
William H. Gates III	56	1981	Chairman, Microsoft		1
Maria M. Klawe	61	2009	President, Harvey Mudd College	•	1		M		M
Stephen J. Luczo	55	2012	CEO, Seagate Technology PLC	•	1	F
David F. Marquardt	63	1981	General Partner, August Capital	•	0			M
Charles H. Noski	60	2003	Former Vice Chairman, Bank of America Corporation	•	2	C, F		M
Helmut Panke	66	2003	Former Chairman of the Board of Management, BMW Bayerische Motoren Werke AG	•	3	F			C
John W. Thompson	63	2012	CEO, Virtual Instruments	•	1		M		M

AC	Audit Committee	C	Chair
CC	Compensation Committee	M	Member
GN	Governance and Nominating Committee	F	Financial expert
RPP	Regulatory and Public Policy Committee

Attendance

Each director nominee is a current director and attended at least 75% of the aggregate of all fiscal year 2012 meetings of the Board and each committee on which he or she served.

Proxy summary	ii

Executive compensation matters

See Part 4 – “Named Executive Officer compensation” and Part 6 – “Proposals to be voted on at the meeting” for more information.

Business highlights

In fiscal year 2012, we delivered strong financial results and continued to move our businesses forward.

Performance results included:

•	$74.26 billion in revenue as adjusted,* an increase of 6% (GAAP revenue of $73.72 billion)

•	$28.50 billion in operating income as adjusted,* an increase of 5% (GAAP operating income of $21.76 billion)

•	Cash flow from operations of $31.6 billion, an increase of 17%, reflecting continued discipline in controlling costs

•	$10.7 billion returned to shareholders through dividends and stock buybacks

•	Server and Tools revenue grew 12%

•	Microsoft Business Division revenue grew 7%

•	Office is now installed on over 1 billion PCs

•	Over 50% of enterprise desktop PCs run Windows 7

We delivered these results while preparing a pipeline of new and updated products that will launch in the year ahead.

•	Windows 8 Release Preview made available in May 2012 with release to manufacturing in August

•	Microsoft Surface devices introduced in June 2012 to complement the variety of OEM hardware to run Windows 8

•	Customer preview of the new Office unveiled in July 2012

•	Windows Phone 8 operating system introduced in June 2012

•	Windows Server 2012 launched September 2012 and Visual Studio 2012 released to manufacturing in August 2012

•	Xbox SmartGlass for Xbox 360 introduced in June 2012

*	See Annex A for a reconciliation of non-GAAP and GAAP measures presented.

Executive compensation advisory vote

Our Board of Directors recommends that shareholders vote to approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as described in this proxy statement for the following reasons.

Pay for performance

Our compensation program allows our Compensation Committee and Board to determine pay based on a comprehensive view of quantitative and qualitative factors designed to produce long-term business success. The correlation between our financial results and executive officer compensation awarded, as described in Part 4 – “Named Executive Officer compensation – Compensation discussion and analysis,” demonstrates the success of this approach.

Sound program design

We designed our executive officer compensation programs to attract, motivate, and retain the key executives who drive our success and industry leadership. Pay that reflects performance and alignment with the interests of long-term shareholders are key principles. We achieve our objectives through compensation that:

•	provides a competitive total pay opportunity,

•	consists primarily of stock-based compensation,

•	links a significant portion of total compensation to performance we believe will create long-term shareholder value,

•	differentiates rewards based on the executive officer’s contributions to business performance,

•	enhances retention by subjecting much of total compensation to multi-year vesting, and

•	does not encourage unnecessary and excessive risk taking.

iii	Proxy summary

Best practices in executive compensation

Our compensation programs for our Named Executive Officers incentivize superior individual and business performance and do not reward inappropriate risk taking. Some of our leading practices include:

•	an executive compensation recovery policy,

•	an executive stock ownership policy,
•	a policy prohibiting hedging ownership of Microsoft stock,

•	no special perquisites or benefits,

•	no employment contracts, change in control protections, or severance pay agreements, and

•	no special retirement programs.

Auditors

See Part 5 – “Audit Committee matters” for more information.

We ask that our shareholders ratify the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2013. Below is summary information about Deloitte & Touche’s fees for services provided in fiscal years 2012 and 2011.

Year ended June 30	2012	2011
Audit fees	$23,133,000	$20,227,000
Audit related fees	8,317,000	5,736,000
Tax fees	50,000	50,000
All other fees	12,000	50,000
Total	$31,512,000	$26,063,000

2013 Annual Meeting

Shareholder proposals submitted for inclusion in our 2013 proxy statement pursuant to SEC Rule 14a-8 must be received by us by June 18, 2013.

Notice of shareholder proposals to be raised from the floor of the 2013 Annual Meeting of shareholders outside of SEC Rule 14a-8 must be delivered to us no earlier than July 31, 2013 and no later than August 30, 2013.

Note about forward-looking statements

Certain statements in this proxy statement, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this report, including without limitation, this Proxy Summary and Part 4 – “Named Executive Officer compensation.” These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,”

“intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Proxy summary	iv

Proxy Statement table of contents

v	Table of contents

Driving directions and parking

Downtown Bellevue	51

Annex A

Reconciliation of non-GAAP and GAAP Financial Measures	52

Table of contents	vi

Part 1	Information about the meeting

This Proxy Statement was first mailed to shareholders on or about October 16, 2012. It is furnished in connection with the solicitation of proxies by the Board of Directors of Microsoft Corporation (“Microsoft” or “the Company”) to be voted at the Annual Meeting of Shareholders for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting of Shareholders will be held at 8:00 a.m. Pacific Time on November 28, 2012 at Meydenbauer Center,

11100 NE 6th Street, Bellevue, Washington 98004. Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by Internet, telephone, mail, or in person at the Annual Meeting, another proxy dated as of a later date. Microsoft will pay the cost of solicitation of proxies.

Internet availability of proxy materials

We are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. On October 16, 2012, we mailed a Notice of Internet Availability of Proxy Materials to certain of our shareholders. The Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

Proof of ownership required for attending meeting in person

You are entitled to attend the Annual Meeting only if you are a shareholder as of the close of business on September 14, 2012, the record date, or hold a valid proxy for the meeting. In order to be admitted to the Annual Meeting, you must present proof of ownership of Microsoft stock on the record date. This can be:

•	a brokerage statement or letter from a bank or broker indicating ownership on September 14, 2012,

•	the Notice of Internet Availability of Proxy Materials,

•	a printout of the proxy distribution email (if you received your materials electronically),
•	a proxy card,

•	a voting instruction form, or

•	a legal proxy provided by your broker, bank or nominee.

Any holder of a proxy from a shareholder must present the proxy card, properly executed, and a copy of the proof of ownership. Shareholders and proxy holders must also present a form of photo identification such as a driver’s license. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures.

Participation in electronic meeting

You may also attend this year’s Annual Meeting of Shareholders via the Internet. The accompanying proxy materials include instructions on how to participate in the meeting and the means by which you may vote your shares of Company stock. To submit your questions during the Annual Meeting, please log on to www.virtualshareholdermeeting.com/MSFT12. You will need to enter the 12-digit control number received with your Notice or Proxy to enter the meeting.

1	Information about the meeting

Solicitation of proxies

The Board of Directors of Microsoft is soliciting the proxy accompanying this Proxy Statement. Proxies may be solicited by officers, directors, and employees of Microsoft, none of whom will receive any additional compensation for their services. Also, Phoenix Advisory Partners, LLC may solicit proxies at a cost we anticipate will not exceed $15,000. These solicitations may be made personally or by mail, facsimile, telephone, messenger, email, or the Internet. Microsoft will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. Microsoft will pay all proxy solicitation costs.

Shareholders of record at the close of business on September 14, 2012 will be entitled to vote at the meeting on the basis of one vote for each share held. On September 14, 2012, there were 8,430,933,156 shares of common stock outstanding, held of record by 126,449 shareholders.

Householding

To reduce costs and reduce the environmental impact of our Annual Meeting, a single proxy statement and annual report, along with individual proxy cards or individual Notices of Internet Availability, will be delivered in one envelope to certain shareholders having the same last name and address and to individuals with more than one account registered at our transfer agent with the same address, unless contrary instructions have been received from an affected shareholder. Shareholders participating in householding will continue to receive separate proxy cards. If you are a registered shareholder and would like to enroll in this service or receive individual copies of this year’s and/or future proxy materials, please contact our transfer agent, American Stock Transfer & Trust Company, by mail at P.O. Box 2362, New York, NY 10272-2362, by phone at (800) 285-7772, option 1, or by email at msft@amstock.com. If you are a beneficial shareholder, you may contact the broker or bank where you hold the account.

Election of directors

Nine directors are to be elected at the Annual Meeting to hold office until the next annual meeting of shareholders, and until their respective successors are elected and qualified. If, for any reason, the directors are not elected at an Annual Meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by the Bylaws of Microsoft Corporation (“Bylaws”). The accompanying proxy will be voted in favor of the nominees presented in Part 3 – “Board of Directors – Our director nominees” to serve as directors unless the shareholder indicates to the contrary on the proxy. All the nominees are current directors.

The Board of Directors expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, the proxy will be voted for the election of another nominee designated by our Board.

Voting procedures

Tabulation of votes

Our independent election inspector, American Stock Transfer & Trust Company LLC, will tabulate votes cast by proxy or in person at the meeting. We expect to publish the final vote tabulation on our website,

www.microsoft.com/investor/votingresults, within one business day after the Annual Meeting. We will also report the results in a Form 8-K filed with the SEC within four business days of the Annual Meeting.

Information about the meeting	2

Majority vote standard for election of directors

In an uncontested election, each director will be elected by a vote of the majority of the votes cast. A majority of votes cast means the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. We will not treat as cast any share (a) whose ballot is marked as withheld, (b) that is otherwise present at the meeting but for which there is an abstention, or (c) a share otherwise present at the meeting as to which a shareholder gives no authority or direction. In a contested election, the directors will be elected by a plurality of the votes cast, meaning the directors receiving the largest number of “for” votes will be elected to the open positions.

A contested election is one in which:

•	as of the last day for giving notice of a shareholder nominee, a shareholder has nominated a candidate for director according to the requirements of our Bylaws and

•	as of the date that notice of the meeting is given, the Board of Directors considers that a shareholder candidacy has created a bona fide election contest.

In an uncontested election, a nominee who does not receive a majority vote will not be elected. Except as explained in the next paragraph, an incumbent director who is not elected because he or she does not receive a majority vote will continue to serve as a holdover director until the earliest of: (a) 90 days after the date on which the election inspector determines the voting results as to that director, (b) the date on which the Board of Directors appoints an individual to fill the office held by that director, or (c) the date of that director’s resignation.

The Board of Directors may fill any vacancy resulting from the non-election of a director as provided in our Bylaws.

The Governance and Nominating Committee will consider promptly whether to fill the office of a nominee who fails to receive a majority vote and make a recommendation to our Board about filling the office.

The Board of Directors will act on the Governance and Nominating Committee’s recommendation and within 90 days after certification of the shareholder vote will disclose publicly its decision.

Additional details about this process are specified in our Bylaws, which are available on our website at www.microsoft.com/bylaws.

Vote required; effect of abstentions and broker non-votes

The shares of a shareholder whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the Annual Meeting to determine whether a quorum is present. If you are the beneficial owner of shares held by a broker or other custodian, you may instruct your broker how to vote your shares through the voting instruction form included with this Proxy Statement. If you wish to vote the shares you own beneficially at the meeting, you must first request and obtain a “legal proxy” from your broker or other custodian. If you choose not to provide instructions or a legal proxy, your shares are referred to as “uninstructed shares.” Whether your broker or custodian has the discretion to vote these shares on your behalf depends on the ballot item. The following table summarizes the votes required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers.

Brokers and custodians can no longer vote uninstructed shares on your behalf in director elections. For your vote to be counted, you must submit your voting instruction form to your broker or custodian.

Proposal number	Item	Votes required for approval	Abstentions	Uninstructed shares
1	Election of directors	Majority of shares cast	Not voted	Not voted
2	Advisory vote on executive compensation (“Say on Pay”)	Majority of shares cast	Not voted	Not voted
3	Ratification of independent auditor	Majority of shares cast	Not voted	Discretionary vote
4	Approval of Employee Stock Purchase Plan	Majority of shares cast	Not voted	Not voted
5	Shareholder proposal – Adopt cumulative voting	Majority of shares cast	Not voted	Not voted

3	Information about the meeting

For purposes of our majority vote standard for uncontested director elections, the following will not be votes cast: (a) a share whose ballot is marked as withheld, (b) a share otherwise present at the meeting but for which there is an abstention, and (c) a share otherwise present at the meeting as to which a shareholder gives no authority or direction.

Vote confidentiality

We maintain the confidentiality of the votes of individual shareholders. Ballots, proxy forms, and voting instructions returned to brokerage firms, banks, and other holders of record are kept confidential. Only the proxy solicitor, the proxy tabulator, and the inspector of election have access to the ballots, proxy forms, and voting instructions. The proxy solicitor and the proxy tabulator will disclose information taken from the ballots, proxy forms, and voting instructions only if there is a proxy contest, if the shareholder authorizes disclosure, to defend legal claims, or as otherwise required by law. If you write comments on your proxy card or ballot, management may learn how you voted in reviewing your comments.

Where to find more proxy voting information

•	The Securities and Exchange Commission (“SEC”) website has a variety of information about the proxy voting process at www.sec.gov/spotlight/proxymatters.shtml.

•	Contact the Microsoft Investor Relations department through our website at www.microsoft.com/investor/contacts/default.aspx or by phone at 425.706.4400.

•	You may view our annual report and vote your shares at www.proxyvote.com.

•	Contact the broker or bank through which you beneficially own your shares.

Other business

The Board of Directors does not intend to bring any other business before the Annual Meeting, and so far as is known to our Board, no matters are to be brought before the meeting other than as specified in the notice of meeting. In addition to the scheduled items of business, the meeting may consider other shareholder proposals and matters relating to the conduct of the meeting. As to any other business that may properly come before the meeting, proxies will be voted in accordance with the judgment of the persons voting such proxies.

Representatives of Deloitte & Touche LLP (“Deloitte & Touche”), independent auditor for Microsoft for fiscal year 2012 and the current fiscal year, will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Information about the meeting	4

Part 2	Corporate governance at Microsoft

Corporate governance principles and practices

Corporate governance at Microsoft is used to promote the long-term interests of our shareholders, as well as to maintain internal checks and balances, strengthen management accountability, engender public trust, and foster responsible decision making and accountability. We continue to strengthen existing governance practices and develop new policies that make us a better company.

Our Board of Directors periodically reviews evolving legal, regulatory, and best practice developments to determine those that will best serve the interests of our shareholders. Our Corporate Governance Guidelines were most recently updated in July 2012. Highlights of our corporate governance framework include:

Board independence

•	Seven of our nine directors are independent of the Company and management. We are committed to maintaining a substantial majority of independent directors.

•	At each quarterly meeting, time is set aside for the independent directors to meet in executive session without Company management present. Additional executive sessions may be held as needed.

•	The Compensation Committee has a policy that any compensation consultant retained by the Committee must be independent of the Company and management.

Chief executive officer, chairman, and lead independent director

•	The roles of chairman and chief executive officer have been separate since 2000. Mr. Gates serves as Chairman and Mr. Ballmer serves as Chief Executive Officer (“CEO”).

•	Mr. Hastings serves as lead independent director. That role is described in this Part 2 under “Board and executive leadership.”

Board committee independence and expertise

•	Only independent directors are members of the Audit, Compensation, Governance and Nominating, and Regulatory and Public Policy Committees.

•	All members of the Audit Committee are “audit committee financial experts” under SEC rules.

Shareholder authority

•	We have a majority vote standard for director elections. In an uncontested election, directors will be elected by the majority of votes cast.

•	All directors are elected annually; Microsoft does not have a classified board.

•	We have a confidential voting policy to protect our shareholders’ voting privacy.

•	Shareholders representing 25% or more of outstanding shares can call a special shareholders meeting by following the procedural requirements in our Bylaws.

Compensation

•

We have an executive compensation recovery policy that applies to executive officers, including our principal accounting officer. This policy, along with other compensation practices that we believe reflect good governance, is described in greater detail in Part 4 – “Named Executive Officer compensation – Compensation discussion and analysis – Other compensation policies and information.”

Stock ownership

•

Our Board of Directors has adopted stock ownership policies for directors, executive officers, and other senior executives. The policies were established to promote a long-term perspective in managing the enterprise, and to help align the interests of our shareholders,

5	Corporate governance at Microsoft

executives, and directors. For directors, a more complete description of the stock ownership policy appears in Part 3 – “Board of Directors – Director compensation.” For executive officers, a more complete description of the stock ownership and holding requirements appears in Part 4 – “Named Executive Officer compensation – Compensation discussion and analysis – Other compensation policies and information.”

Hedging policy

•

We prohibit our directors and executive officers from hedging their ownership of Microsoft stock, including trading in options, puts, calls, or other derivative instruments related to Company stock or debt.

Director orientation and continuing education

•

The Governance and Nominating Committee and management are responsible for director orientation programs and for director continuing education programs to assist directors in maintaining skills and knowledge necessary or appropriate for the performance of their responsibilities.

•

Orientation programs are designed to familiarize new directors with Microsoft’s businesses, strategies, and policies and to assist new directors in developing the skills and knowledge required for their service on the Board of Directors.

•

Continuing education programs for directors may include a combination of internally developed materials and presentations, programs presented by third parties, and financial and administrative support for attendance at qualifying academic or other independent programs.

Risk oversight

•

The Board is responsible for overseeing risk management at the Company. The Board exercises direct oversight of strategic risks to the Company and other risk areas not delegated to one of its committees.

•

The Audit Committee reviews and assesses the Company’s processes to manage financial reporting risk and to manage investment, tax, and other financial risks. It also reviews the Company’s policies for risk assessment and steps management has taken to control significant risks, except those delegated by the Board to other committees.

•	The Compensation Committee oversees compensation programs and policies and their effect on risk taking by management.

•	The Regulatory and Public Policy Committee oversees operational risks including those related to business continuity, security, privacy, and competition law-related risks.

•

In each case, management periodically reports to the Board or relevant committee, which provides guidance on risk assessment and mitigation. Each committee charged with risk oversight reports up to the Board on those matters.

Political contributions

•

Microsoft recognizes the increasing interest of U.S. public company shareholders in establishing greater transparency about corporate political contributions. Microsoft discloses its political contributions to support candidates and ballot measures as well as how certain of our trade association membership dues are used for political activities. As part of our commitment to transparency, after the U.S. Supreme Court’s decision in the Citizens United case in 2010, Microsoft amended its Principles Guiding Microsoft Participation in the Political Process in the United States to clarify that Microsoft will not make independent political expenditures or electioneering communications as are now permitted after the court’s decision. The policy is available at www.microsoft.com/politicalengagement.

Corporate governance at Microsoft	6

Corporate governance guidelines and committee charters

Our Corporate Governance Guidelines and the charters of the four standing committees of the Board of Directors describe our governance framework. The Corporate Governance Guidelines and charters are intended to ensure our Board has the necessary authority and practices in place to review and evaluate our business operations and to make decisions that are independent of management. Our Corporate Governance Guidelines also are intended to align the interests of directors and management with those of our shareholders, and comply with or exceed the requirements of the NASDAQ Stock Market (“NASDAQ”) and applicable law. They establish the practices our Board follows with respect to:

•	Board composition and member selection,

•	Board meetings and involvement of senior management,
•	chief executive officer performance evaluation,

•	management succession planning,

•	Board committees, and

•	director compensation.

Our Board annually conducts a self-evaluation to assess its adherence to the Corporate Governance Guidelines and committee charters and identify opportunities to improve Board performance. The Board periodically reviews our Corporate Governance Guidelines and committee charters and updates them as necessary to reflect changes in regulatory requirements and evolving oversight practices.

Microsoft corporate governance website

If you would like additional information about our corporate governance practices, you may view the following documents at www.microsoft.com/investor/corporategovernance:

•	Corporate Governance Guidelines

•	Director Independence Guidelines

•	Audit Committee Charter and Responsibilities Calendar

•	Compensation Committee Charter

•	Governance and Nominating Committee Charter

•	Regulatory and Public Policy Committee Charter

•	Microsoft Finance Code of Professional Conduct
•	Microsoft Standards of Business Conduct

•	Stock Ownership and Holding Requirements for Microsoft Corporation Executives

•	Executive Compensation Recovery Policy

•	Compensation Consultant Independence Standards

•	Amended and Restated Articles of Incorporation

•	Bylaws of Microsoft Corporation

We will provide any of the foregoing information without charge upon written request to MSC 123/9999, Office of the Corporate Secretary, Microsoft Corporation, One Microsoft Way, Redmond, WA 98052-6399.

Board and executive leadership

Since 2000, the roles of chairman and chief executive officer have been held separately. Mr. Gates serves as Chairman and Mr. Ballmer serves as Chief Executive Officer. The Board of Directors does not have a policy as to whether the chairman should be an independent director, an affiliated director, or a member of management. When the chairman is an affiliated director or a member of Company management, or when the independent directors determine that it is in the best interests of the Company, the independent directors will annually appoint a lead independent director.

Mr. Hastings has served as lead independent director since December 2010. The lead independent director coordinates the activities of the independent directors, may call meetings of the independent directors, coordinates with the chief executive officer and corporate secretary to set the agenda for Board meetings, chairs executive sessions of the independent directors, is available for consultation with shareholders as appropriate, and performs the other duties specified in the Corporate Governance Guidelines or assigned from time to time by the Board. Mr. Hastings has announced he will not seek re-election at the 2012 Annual Meeting. The Board will appoint a new lead independent director at its regular meeting held in conjunction with the Annual Meeting.

Our Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management and the independent members of our Board. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to

7	Corporate governance at Microsoft

our chief executive officer, while enabling the lead independent director to facilitate our Board’s independent oversight of management, promote communication between management and our Board, and support our Board’s consideration of key governance matters. The Board believes its programs for overseeing risk, as described in this Part 2 under “Risk oversight,” would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure. See “Shareholder communication with directors” in this Part 2 for information about how to communicate with the lead independent director.

Director independence

Our Corporate Governance Guidelines provide that a substantial majority of our directors will be independent. Our Board of Directors has adopted director independence guidelines to assist in determining each director’s independence. These guidelines are available on our website at www.microsoft.com/investor/independenceguidelines. The guidelines either meet or exceed the independence requirements of NASDAQ. The guidelines identify categories of relationships the Board has determined would not affect a director’s independence, and therefore are not considered by the Board in determining director independence.

Under the director independence guidelines, the Board of Directors must affirmatively determine a director has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To facilitate this determination, annually each director completes a questionnaire that provides information about relationships that might affect the determination of independence. Management provides the Governance and Nominating Committee and our Board with relevant facts and circumstances of any relationship bearing on the independence of a director or nominee that is outside the categories permitted under the director independence guidelines.

Based on the review and recommendation by the Governance and Nominating Committee, the Board of Directors analyzed the independence of each director and determined that Messrs. Luczo, Marquardt, Noski, and Thompson, Ms. Dublon, and Drs. Panke and Klawe meet the standards of independence under our Corporate Governance Guidelines, the director independence guidelines, and applicable NASDAQ listing standards, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment. In making this determination, our Board considered that certain Board members have in the past and may in the future invest in investment funds of which Mr. Marquardt is a general partner or that are managed directly or indirectly by the firm of which Mr. Marquardt is a partner and that the Company may at times invest in businesses in which such funds have invested.

Procedures for nominating directors

The Governance and Nominating Committee annually reviews with the Board of Directors the applicable skills and characteristics required of Board nominees, considering current Board composition and Company circumstances. In making its recommendations to our Board, the Governance and Nominating Committee considers, among other things, the qualifications of individual director candidates. The Committee retains any search firms and approves payment of their fees.

The Governance and Nominating Committee works with our Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a board with diverse backgrounds and experience in business, education, and public service. Characteristics expected of all directors include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, our Board takes into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a large publicly traded company in today’s business environment; understanding of our business and technology; educational and professional background; personal accomplishment; and geographic, gender, age, and ethnic diversity. Our Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience.

In determining whether to recommend a director for re-election, the Governance and Nominating Committee considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board, and the results of the most recent Board self-evaluation.

Corporate governance at Microsoft	8

The Governance and Nominating Committee assesses the effectiveness of its efforts to maintain an effective and diverse Board of Directors in the course of its regular responsibilities, which include annually:

•	reporting to our Board on the performance and effectiveness of the Board,

•	presenting to our Board individuals recommended for election to the Board at the annual shareholders meeting, and

•	obtaining or performing an assessment of the Committee’s own performance.

Shareholders have previously elected each of the directors submitted at the 2012 Annual Meeting, except Messrs. Luczo and Thompson. The Governance and Nominating Committee retained the search firm of Spencer Stuart to help identify director prospects, perform candidate outreach, and provide other related services. The director search firm recommended Mr. Thompson for membership on the Board. Mr. Thompson was appointed to the Board in February 2012. The Governance and Nominating Committee recommended Mr. Luczo for membership on the Board. Mr. Luczo was appointed in May 2012.

Director candidates submitted by shareholders

The Governance and Nominating Committee will consider shareholder recommendations for candidates for the Board of Directors, using the same criteria described above. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating shareholder’s ownership of Company stock must be sent to the attention of MSC 123/9999, Office of the Corporate Secretary, Microsoft Corporation, One Microsoft Way, Redmond, WA 98052-6399. A shareholder who wishes to nominate a candidate must follow the procedures described in Sections 1.3, 1.13, and 1.14 of our Bylaws.

Shareholder communication with directors

Shareholders may contact an individual director, the lead independent director, our Board of Directors as a group, or a specified Board committee or group, including the non-employee directors as a group, by the following means.

Email:   AskBoard@microsoft.com

Mail:     MSC 123/9999

                 Office of the Corporate Secretary

              Microsoft Corporation

              One Microsoft Way

              Redmond, WA 98052-6399

Each communication should specify the applicable addressee or addressees to be contacted. Management will initially receive and process communications before forwarding them to the addressee(s). We also may refer communications to other departments in Microsoft. We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information about Microsoft.

Concerns about accounting or auditing matters or possible violations of our Standards of Business Conduct should be reported pursuant to the procedures outlined in the Microsoft Standards of Business Conduct, which is available on our website at www.microsoft.com/mscorp/legal/buscond.

Certain relationships and related transactions

We are a global software company with extensive operations in the United States and many foreign countries. In fiscal year 2012, we purchased approximately $27 billion of goods and services from third parties. We have approximately 94,000 employees and the authority to purchase goods and services is widely dispersed. Because of these far-reaching activities, there are transactions and business arrangements with businesses and other organizations in which one of our directors, executive officers, or nominees for director, or their immediate families, or a greater than 5% owner of our stock, may also be a director, executive officer, or investor, or have some other direct or indirect material interest. We will refer to these relationships generally as related-party transactions.

Related-party transactions have the potential to create actual or perceived conflicts of interest between Microsoft and its directors and executive officers or their immediate family members. The Audit Committee has established a written policy and procedures for review and approval of related-party transactions. If a related-party transaction subject to review directly or indirectly involves a member of the Audit Committee (or an immediate family member

9	Corporate governance at Microsoft

or domestic partner), the remaining Committee members will conduct the review. In evaluating a related-party transaction involving a director, executive officer, or their immediate family members, the Audit Committee considers, among other factors:

•	the goods or services provided by or to the related party,

•	the nature of the transaction and the costs to be incurred by Microsoft or payments to Microsoft,

•	the benefits associated with the transaction and whether comparable or alternative goods or services are available to Microsoft from unrelated parties,

•	the business advantage Microsoft would gain by engaging in the transaction,

•	the significance of the transaction to Microsoft and to the related party, and

•	management’s determination that the transaction is in the best interests of the Company.

To receive Audit Committee approval, a related-party transaction must have a Microsoft business purpose and be on terms that are fair and reasonable to Microsoft, and as favorable to the Company as would be available from non-related entities in comparable transactions. The Audit Committee also requires that the transaction meet the same Company standards that apply to comparable transactions with unaffiliated entities.

The following are transactions in which Microsoft was or is a party, in which the amount involved exceeded $120,000, and in which a director, director nominee, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

As in prior years, during fiscal year 2012 the Company engaged in business transactions with Corbis Corporation, a company that provides digitized images and production services. Mr. Gates is the sole shareholder of Corbis. Microsoft paid Corbis approximately $320,000 in fiscal year 2012 as licensing fees for digital images to be used in Microsoft’s products, services, and marketing materials. Those licenses were entered into at arm’s length, and are similar to license agreements Microsoft enters into from time to time with other providers of digital images. The terms of the Corbis transactions were established by Corbis and the business group at Microsoft seeking to use the digital images. We believe the terms were no less favorable to Microsoft than those offered by Corbis to other large customers. Mr. Gates was not involved in negotiating these agreements or setting price or other terms, either on behalf of Microsoft or Corbis.

The Audit Committee reviewed and approved these arrangements.

In addition, Mr. Gates has extensive personal holdings in private and public companies where he is not involved in management or daily operations. Microsoft may do business with these companies in the ordinary course. Mr. Gates also owns several business entities that purchase technology consulting services from Microsoft. The business described in this paragraph is conducted at arm’s length on terms that are available to unrelated parties. The business is not material to Microsoft or Mr. Gates.

Section 16(a) – Beneficial ownership reporting compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Our employees prepare these reports for our directors and executive officers using information obtained from them and from Microsoft’s records. We believe our executive officers met all applicable Section 16(a) filing requirements during fiscal year 2012.

Information regarding beneficial ownership of principal shareholders, directors, and management

The following table describes, as of September 14, 2012, the beneficial ownership of our common stock by all directors, our chief executive officer, our chief financial officer, and the three other highest paid executive officers for fiscal year 2012, and our directors and all executive officers as a group.

In computing the number and percentage of shares beneficially owned by each person, we include any shares of common stock that could be acquired within 60 days of September 14, 2012 by the exercise of options or the vesting of stock awards. These shares, however, are not counted in computing the percentage ownership of any other person.

Corporate governance at Microsoft	10

Beneficial ownership table

Name	Amount and nature of beneficial ownership of common shares as of 9/14/2012[1]		Percent of class
William H. Gates III	460,984,209	[2,3]	5.47%
Steven A. Ballmer	333,252,990		3.95%
Dina Dublon	33,155	[4]	*
Raymond V. Gilmartin	62,539	[5]	*
Reed Hastings	226,036	[6]	*
Maria M. Klawe	17,380		*
Stephen J. Luczo	135,983	[7]	*
David F. Marquardt	1,201,393	[8]	*
Charles H. Noski	71,960	[9]	*
Helmut Panke	38,372		*
John W. Thompson	5,151		*
Kurt D. DelBene	139,201	[10]	*
Peter S. Klein	165,613		*
Steven J. Sinofsky	647,515		*
B. Kevin Turner	169,033		*
Executive Officers and Directors as a group (19 persons)	797,901,802	[11]	9.46%

*	Less than 1%

(1)	Beneficial ownership represents sole voting and investment power.

(2)	The business address for Mr. Gates is: Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-6399.

(3)	Excludes 424,816 shares held by Mr. Gates’ spouse, as to which he disclaims beneficial ownership.

(4)	Includes 16,240 shares representing deferred stock.

(5)	Includes 22,222 options to purchase Company stock exercisable within 60 days of September 14, 2012 (“vested options”), and excludes 1,200 shares held by Mr. Gilmartin’s spouse, as to which he disclaims beneficial ownership.

(6)	Includes 49,036 shares representing deferred stock.

(7)	Includes 2,483 shares representing deferred stock.

(8)	Includes 22,222 vested options and an aggregate of 3,975 shares held in trusts for three of Mr. Marquardt’s children.

(9)	Includes 59,780 shares representing deferred stock.

(10)	Includes 4,506 shares held by Mr. DelBene’s spouse.

(11)	Includes 44,444 vested options and 127,539 shares representing deferred stock.

11	Corporate governance at Microsoft

Part 3	Board of Directors

Each member of our Board of Directors has been nominated for election at the Annual Meeting to hold office until the next annual meeting of shareholders. Information about their professional backgrounds, qualifications, and other board memberships follows. You can also view our video series featuring members of our Board at www.microsoft.com/investor/board.

Our director nominees

Steven A. Ballmer Age 56 Director since 2000

Mr. Ballmer has led several Microsoft divisions during the past 32 years, including operations, operating systems development, and sales and support. In July 1998, he was promoted to President, a role that gave him day-to-day responsibility for running Microsoft. He was named Microsoft’s Chief Executive Officer in January 2000, assuming full management responsibility for the Company.

Public company directorships in the last five years:

•	Microsoft Corporation

Qualifications:

Mr. Ballmer has deep knowledge of the Company’s history, strategies, technologies, and culture. Mr. Ballmer has been the driving force behind the strategies and operational excellence that resulted in revenue tripling and operating income doubling since he became Chief Executive Officer in 2000. His leadership of diverse business units and functions before becoming Chief Executive Officer gives Mr. Ballmer powerful insight into the product development, marketing, finance, and operations aspects of the Company.

William H. Gates III Age 56 Director since 1981

Mr. Gates, a cofounder of Microsoft, has served as Chairman since our incorporation in 1981. Mr. Gates retired as an employee effective July 1, 2008, but continues to serve as an advisor on key development projects. Mr. Gates served as Chief Software Architect from January 2000 until June 2006, when he announced his two-year plan for transition out of a day-to-day full-time employee role. Mr. Gates served as our Chief Executive Officer from 1981 until January 2000, when he resigned as Chief Executive Officer and assumed the position of Chief Software Architect.

Public company directorships in the last five years:

• Microsoft Corporation	• Berkshire Hathaway Inc.

Qualifications:

As a founder of Microsoft, Mr. Gates has unparalleled knowledge of the Company’s history, strategies, technologies, and culture and is considered a technology visionary. As Chairman and Chief Executive Officer of the Company from its incorporation in 1981 to 2000, he grew Microsoft from a fledgling business into the world’s leading software company, in the process creating one of the world’s most prolific sources of innovation and powerful brands. As Chief Software Architect from 2000 to 2006, and through 2008 when he retired as an employee of Microsoft, Mr. Gates set in motion many of the technological and strategic programs that animate the Company today. His work overseeing the Bill and Melinda Gates Foundation provides global insights relevant to the Company’s current and future business opportunities and a keen appreciation of stakeholder interests.

Board of Directors	12

Dina Dublon Age 59 Director since 2005

Ms. Dublon served on the faculty of the Harvard Business School during the 2011-12 academic year. From December 1998 until her retirement in September 2004, Ms. Dublon served as Executive Vice President and Chief Financial Officer of JPMorgan Chase & Co. Prior to being named Chief Financial Officer, she held numerous positions at JPMorgan Chase & Co., including Corporate Treasurer, Managing Director of the Financial Institutions Division, and head of asset liability management. Ms. Dublon joined Chemical Bank’s capital markets group as a trainee on the trading floor in 1981. Before joining Chemical Bank, Ms. Dublon worked for the Harvard Business School and Bank Hapoalim in Israel. Born in Brazil, Ms. Dublon holds a B.A. in economics and mathematics from the Hebrew University in Jerusalem and an M.S. from the Business School at Carnegie Mellon University.

Public company directorships in the last five years:

• Microsoft Corporation • PepsiCo, Inc.	• Accenture Ltd.

Qualifications:

Ms. Dublon’s distinguished career in the financial services industry culminated in her service as Executive Vice President and Chief Financial Officer of JPMorgan Chase & Co. This experience at a major financial services firm gives her a keen grasp of how effectively to deploy a global corporation’s assets and optimize its capital structure. She is expert in financial and accounting matters and the operation of public capital markets. Her extensive public company board experience with major global corporations includes service as a member or chair of board compensation, audit, and finance committees. Through her tenure on the boards of Accenture and PepsiCo, she understands how to take advantage of strategic opportunities in business technology and retail sectors that are critical for Microsoft’s success. Ms. Dublon also brings an important perspective gained from her significant experience working with non-profit organizations focusing on women’s issues and initiatives.

Maria M. Klawe, Ph.D. Age 61 Director since 2009

Since 2006, Dr. Klawe has been President of Harvey Mudd College, a private liberal arts college in Claremont, California that focuses on engineering, science, and mathematics. Dr. Klawe served as Dean of Engineering and a Professor of Computer Science at Princeton University from 2003 to 2006, and held several positions at the University of British Columbia from 1988 to 2002 including Dean of Science, Vice President of Student and Academic Services, and head of the Department of Computer Science.

Public company directorships in the last five years:

• Microsoft Corporation	• Broadcom Corporation

Qualifications:

As a distinguished technologist and academic leader in the field of computer science and mathematics, Dr. Klawe brings a unique perspective to the Microsoft Board of Directors. She understands the basic science that underlies our technologies, the research and development process, and the interests and needs of the academic institutions and students that feed our talent pipeline. These same institutions are also a major consumer of our products and services as they incubate future generations of innovation. Her extensive leadership background at several renowned colleges and universities gives her experience with the many operational and administrative challenges that complex organizations face.

13	Board of Directors

Stephen J. Luczo Age 55 Director since 2012

Mr. Luczo has been a director of Seagate Technology PLC (“Seagate”), since 2000, and has served as President and Chief Executive Officer of Seagate since January 2009. He joined Seagate in 1993 as Senior Vice President of Corporate Development. In 1997, he was promoted to President and Chief Operating Officer at Seagate Technology, Inc., and was promoted to Chief Executive Officer in 1998. He was appointed chairman of the board in 2002. He resigned his position as Chief Executive Officer in 2004, but retained his position as chairman of the board. From 2006 to 2009, he was a private investor. He rejoined Seagate as President and Chief Executive Officer in January 2009. Prior to joining Seagate, Mr. Luczo was senior managing director of the global technology group of an investment banking firm.

Public company directorships in the last five years:

• Microsoft Corporation	• Seagate Technology PLC

Qualifications:

As President and Chief Executive Officer of Seagate, a global leader in hard disk drives and storage solutions, Mr. Luczo brings substantial leadership experience in the field of hardware design and manufacturing, and cloud storage for consumers and enterprises. Mr. Luczo has direct responsibility for Seagate’s strategy and operations, and his capabilities include executive leadership, global commerce and knowledge of competitive strategy, technology and competition. With his early career based in investment banking, Mr. Luczo also brings to the Board significant mergers and acquisitions and financial experience related to business and financial issues facing large companies.

David F. Marquardt Age 63 Director since 1981

Mr. Marquardt is a founding general partner of August Capital, a venture capital firm formed in 1995, and has been a general partner of various Technology Venture Investors entities, which are private venture capital limited partnerships, since 1980. In addition to his public company board service, Mr. Marquardt also serves on the boards of various privately-held companies.

Public company directorships in the last five years:

• Microsoft Corporation	• Openlane, Inc. (former)
• Seagate Technology PLC (former)

Qualifications:

Mr. Marquardt has a long, successful career in venture capital focusing on the technology industry. He has significant experience in the operation of public and private capital markets. As evidenced by his early investment in Microsoft, Sun Microsystems, Inc., Seagate Technology PLC, and numerous other technology startups and growth companies over three decades, Mr. Marquardt understands how breakthrough innovation is translated into business success. As an original venture investor in Microsoft and long-time director, he provides unique historical perspective based on his extensive knowledge of both the Company’s business and history. The breadth and depth of Mr. Marquardt’s knowledge about software and hardware business drawn from his diverse experience as a board member and investor in numerous public and private technology companies is a significant asset to the Company.

Board of Directors	14

Charles H. Noski Age 60 Director since 2003

Mr. Noski served as Vice Chairman of Bank of America Corporation from June 2011 until September 2012. From May 2010 through June 2011, he served as Executive Vice President and Chief Financial Officer of Bank of America Corporation. From 2003 to 2005, Mr. Noski served as Corporate Vice President and Chief Financial Officer of Northrop Grumman Corporation and served as a director from 2002 to 2005. Mr. Noski joined AT&T in 1999 as Senior Executive Vice President and Chief Financial Officer and was named Vice Chairman of AT&T’s board of directors in 2002. Mr. Noski retired from AT&T upon completion of its restructuring in November 2002. Prior to joining AT&T, Mr. Noski was President, Chief Operating Officer, and a member of the board of directors of Hughes Electronics Corporation, a publicly traded subsidiary of General Motors Corporation in the satellite and wireless communications business. He is Chairman of the Financial Accounting Standards Advisory Council of the FASB, a member of the AICPA and FEI, and a past member of the Standing Advisory Group of the PCAOB.

Public company directorships in the last five years:

• Microsoft Corporation	• Avery Dennison Corporation
• Avon Products, Inc.	• Morgan Stanley (former)
• Air Products and Chemicals, Inc. (former)	• Automatic Data Processing, Inc. (former)
• Merrill Lynch & Co. (wholly-owned subsidiary of Bank of America Corporation) (former)

Qualifications:

With his extensive background in finance, accounting, risk, capital markets, and business operations, Mr. Noski has a unique portfolio of business skills. He has served as a senior executive officer or head of a business unit of a major public company in a variety of contexts. A large part of Mr. Noski’s executive experience has been in the technology sector, including multinational telecommunications companies. His service with leading organizations in the accounting and auditing fields reflects his expertise in finance and accounting matters. Mr. Noski has served on a wide range of public company boards in the technology, industrial, and finance fields.

Helmut Panke, Ph.D. Age 66 Director since 2003

Dr. Panke served as Chairman of the Board of Management of BMW Bayerische Motoren Werke AG from 2002 through 2006. From 1999 to 2002, he served as a member of the Board of Management for Finance. From 1996 to 1999, Dr. Panke was a member of the Board of Management for Human Resources and Information Technology. In his role as Chairman and Chief Executive Officer of BMW (US) Holding Corp. from 1993 to 1996, he was responsible for the company’s North American activities. He joined BMW in 1982.

Public company directorships in the last five years:

• Microsoft Corporation	• Singapore Airlines Limited
• UBS AG	• Bayer AG (supervisory board)

Qualifications:

Dr. Panke brings a global perspective to the Microsoft Board of Directors. His almost 25-year career at BMW culminated in leading the company from 2002 to 2006, giving him experience as chief executive officer of a major international public corporation. In addition, his extensive résumé at BMW includes leadership roles in a variety of business disciplines including finance, information technology, worldwide human resources, and operations. Dr. Panke understands product manufacturing processes, how to manage a company through business cycles and intense competition, and how to build and sustain a globally recognized and respected brand. His service on the boards of other prominent international companies enhances his ability to contribute insights on achieving business success in a diverse range of geographies, economic conditions, and competitive environments.

15	Board of Directors

John W. Thompson Age 63 Director since 2012

Mr. Thompson currently serves as Chief Executive Officer of Virtual Instruments, a privately held company whose products are designed to ensure the performance and availability of applications deployed in virtualized and private cloud computing environments. Since 2009, Mr. Thompson has been an active investor in early-stage technology companies in Silicon Valley. Mr. Thompson served as Chairman and Chief Executive Officer of Symantec Corp., helping transform Symantec into a leader in security, storage, and systems management solutions. Mr. Thompson stepped down as Chief Executive Officer of Symantec in 2009, and stepped down from Symantec’s board of directors in 2011. Previously, Mr. Thompson held a number of leadership positions at IBM, including sales, marketing, software development, and general manager of IBM Americas. He was a member of IBM’s Worldwide Management Council.

Public company directorships in the last five years:

•Microsoft Corporation	•United Parcel Service
•Seagate Technology PLC (former)	•Symantec Corporation (former)

Qualifications:

Mr. Thompson has a wealth of leadership experience in the technology industry, including areas such as cloud computing and information security that are important to Microsoft’s strategic direction. As Chief Executive Officer of Virtual Instruments, he understands the critical importance of performance and reliability in enterprises’ physical, virtual and cloud computing environments. During his 10-year tenure as Chief Executive Officer of Symantec, Mr. Thompson oversaw its transformation into a leader in security, storage, and systems management solutions for individual consumers and large enterprises. Through his senior leadership experiences at Virtual Instruments, Symantec, and IBM, he has expertise in sales, marketing, technology and operations, including managing a large workforce and overseeing international business operations. Mr. Thompson’s experience also includes service as a director of other large public companies.

Board of Directors	16

Meetings and meeting attendance

Our Board of Directors holds regularly scheduled quarterly meetings. Typically, committee meetings occur the day before the Board meeting. During one quarter each year, the committee and Board meetings occur on a single day so that the evening and following day can be devoted to the Board’s annual retreat, which includes presentations and discussions with senior management about Microsoft’s long-term strategy. In addition to the quarterly meetings, typically there are two other regularly scheduled meetings and several special meetings each year. At each quarterly Board meeting, time is set aside for the independent directors to meet without management present. Our Board met eight times during fiscal year 2012.

All of our directors attended 75% or more of the aggregate of all Board of Directors meetings and meetings of the committees on which they served during the last fiscal year. Directors are encouraged to attend the Annual Meeting of Shareholders. Five of the nine directors then on the Board attended the 2011 Annual Meeting.

Board committees

In fiscal year 2012, our Board had five standing committees (number of fiscal year 2012 meetings in parentheses): an Audit Committee (9), a Compensation Committee (7), a Governance and Nominating Committee (5), a Finance Committee (3), and an Antitrust Compliance Committee (3).

As part of the Board’s annual review of its governance structure, in July 2012 the Board reorganized its committees to streamline its structure to provide more effective and efficient oversight of matters delegated to the committees.

The Antitrust Compliance Committee was replaced by the Regulatory and Public Policy Committee. The new committee retains oversight of the Company’s competition law compliance and also is responsible for overseeing the Company’s policies and programs that relate to certain legal, regulatory, and compliance matters including privacy and security, business operations risks related to business continuity, and public policy and corporate citizenship including public issues of significance to the Company and its stakeholders that may affect the Company’s operations, performance, or reputation. The Board dissolved the Finance Committee. The Audit Committee assumed the Finance Committee’s responsibilities related to tax planning and compliance, the Company’s investment policies, and the management of portfolio investment risk with the remaining responsibilities of the Finance Committee related to capital structure, capital deployment, dividend and stock repurchase policies having been assumed by the full Board.

Each committee has a written charter. The table below provides current membership for each of the Board committees. In December 2011, Mr. Noski was appointed to the Governance and Nominating Committee replacing Mr. Marquardt. In May 2012, Mr. Thompson was appointed to the Compensation Committee replacing Mr. Hastings, and Mr. Luczo was appointed to the Audit Committee. In July 2012, members of the Antitrust Compliance Committee transitioned to the new Regulatory and Public Policy Committee and Mr. Thompson joined the committee, Dr. Panke transitioned off the Compensation Committee, and Mr. Marquardt joined the Governance and Nominating Committee.

17	Board of Directors

Committees of the Board of Directors

Director	Audit	Compensation	Governance and Nominating	Regulatory and Public Policy
William H. Gates
Steven A. Ballmer
Dina Dublon	M	C
Raymond V. Gilmartin*			C	M
Reed Hastings*			M
Maria M. Klawe		M		M
Stephen J. Luczo	M
David F. Marquardt			M
Charles H. Noski	C		M
Helmut Panke	M			C
John W. Thompson		M		M

C Chair M Member
*	Messrs. Gilmartin and Hastings have announced they will not seek re-election at the 2012 Annual Meeting. Mr. Gilmartin has served as a director since 2001; Mr. Hastings has served since 2007.

Below is a description of each standing committee. Each committee has authority to engage legal counsel or other advisors or consultants as it deems appropriate to carry out its responsibilities.

Audit Committee

The Audit Committee assists our Board of Directors in overseeing the quality and integrity of our accounting, auditing, and reporting practices. The Committee’s role includes:

•	overseeing the work of our accounting function and internal control over financial reporting,

•	overseeing internal auditing processes,

•	inquiring about significant risks, reviewing our policies for risk assessment and risk management, and assessing the steps management has taken to control these risks,

•	reviewing with management policies, practices, compliance, and risks relating to our investment portfolio,

•	overseeing, with the Regulatory and Public Policy Committee, privacy, security, business continuity, and operational risks relevant to our information technology environment, and

•	reviewing compliance with significant applicable legal, ethical, and regulatory requirements.

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor engaged to issue audit reports on our financial statements and internal control over financial reporting. The Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. The Audit Committee Responsibilities Calendar accompanying the Audit Committee Charter describes the Committee’s specific responsibilities. The Board of Directors has determined that each Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. In addition, the Board has determined that Ms. Dublon, Mr. Luczo, Mr. Noski, and Dr. Panke are “audit committee financial experts” as defined by SEC rules.

Compensation Committee

The primary responsibilities of the Compensation Committee are to:

•	assist our Board of Directors in establishing the annual goals and objectives of the chief executive officer,

•	recommend to the independent members of our Board the compensation of the chief executive officer,

•	oversee an evaluation of the performance of the Company’s other executive officers and approve their compensation,

•	oversee and advise our Board on the adoption of policies that govern executive officer compensation programs and other compensation-related polices,

•	assist the Board in overseeing plans for executive officer development and succession, and

•	oversee administration of our equity-based compensation and other benefit plans.

Board of Directors	18

Our senior executives for human resources and compensation and benefits support the Compensation Committee in its work. The Committee may delegate to senior management the authority to make equity compensation grants to employees who are not executive officers. The Compensation Committee periodically reviews the compensation paid to non-employee directors, and makes recommendations to our Board of Directors for any adjustments.

The Compensation Committee Charter describes the specific responsibilities and functions of the Compensation Committee. See Part 4 – “Named Executive Officer compensation – Compensation discussion and analysis” for more information about the Committee’s work.

Compensation consultant

The Committee retains Semler Brossy Consulting Group, LLC to advise the Committee on marketplace trends in executive compensation, management proposals for compensation programs, and executive officer compensation decisions. Semler Brossy also evaluates compensation for the next levels of senior management and equity compensation programs generally. It also consults with the Committee about its recommendations to the Board of Directors on chief executive officer and director compensation.

Consultant independence

Semler Brossy is directly accountable to the Committee. To maintain the independence of the firm’s advice, Semler Brossy does not provide any services for Microsoft other than those described above. The Committee has adopted Compensation Consultant Independence Standards, which can be viewed at www.microsoft.com/investor/compconsultant. This policy requires that the Committee annually assess the independence of its compensation consultant. A consultant satisfying the following requirements will be considered independent. The consultant (including each individual employee of the consultant providing services):

•	is retained and terminated by, has its compensation fixed by, and reports solely to the Committee,

•	is independent of the Company,

•	will not perform any work for Company management except at the request of the Committee chair and in the capacity of the Committee’s agent, and

•	does not provide any unrelated services or products to the Company, its affiliates, or management, except for surveys purchased from the consultant firm.

In performing the annual assessment of the consultant’s independence, the Committee considers the nature and amount of work performed for the Committee during the year, the nature of any unrelated services performed for the Company, and the amount of fees paid for those services in relation to the firm’s total revenues. The consultant annually prepares for the Committee an independence letter providing appropriate assurances and confirmation of the consultant’s independent status pursuant to the policy. The Committee believes that Semler Brossy has been independent during its service for the Committee.

Governance and Nominating Committee

The principal responsibilities of the Governance and Nominating Committee are to:

•	annually establish the process for conducting the review of the chief executive officer’s performance,

•	determine and recommend the slate of director nominees for election to our Board of Directors,

•	identify and recommend candidates to fill director vacancies occurring between annual shareholder meetings,

•	review the composition of Board committees,

•	annually evaluate the performance and effectiveness of the Board, and

•	monitor adherence to, review, and recommend changes to our corporate governance framework.

The Committee annually reviews the charters of Board committees and, after consultation with the respective committee chairs, makes recommendations, if necessary, about changes to the charters. The Governance and Nominating Committee Charter describes the specific responsibilities and functions of the Committee.

Regulatory and Public Policy Committee

The principal responsibilities of the Regulatory and Public Policy Committee are to:

•	review and advise the Board and management about legal, regulatory, and compliance matters concerning competition and antitrust, privacy, security, employment, and immigration laws,

•	review and advise the Board and management about the Company’s business continuity programs,

•	oversee, with the Audit Committee, privacy, security, business continuity, and operational risks relevant to our information technology environment, and

•

review our policies and programs that relate to matters of corporate citizenship, including human rights, corporate social responsibility, environmental sustainability, the annual public policy agenda, and political activities and expenditures.

19	Board of Directors

Director compensation

During fiscal year 2012, Mr. Ballmer received no compensation for serving as a director. He, like all directors, is eligible to be reimbursed for reasonable expenses incurred in attending Board and committee meetings.

Each year the Compensation Committee reviews compensation paid to non-employee directors and makes recommendations for adjustments, as appropriate, to the full Board of Directors. Our objective for compensation to directors is to pay at or near the median of the Dow 30, to award the majority of compensation in equity, and to make meaningful adjustments every few years, rather than smaller adjustments that are more frequent. No changes were made to director compensation for fiscal year 2012.

The elements of our compensation program for non-employee directors are described below.

Director compensation structure for fiscal year 2012

Compensation element
Annual retainer (TOTAL) • Cash • Equity – in the form of a stock award under the Amended and Restated 1999 Stock Plan for Non-Employee Directors	$250,000 $100,000 $150,000
Annual Audit Committee member retainer	$15,000
Annual Committee chair retainer	$15,000
Annual lead independent director retainer	$15,000

The Company pays for reimbursement of reasonable expenses incurred in connection with Board-related activities.

The annual Board retainer is paid quarterly in arrears. Quarterly periods are measured beginning on the date of the annual shareholders meeting and each three months after that date. At the end of each quarterly period, we pay 25% of the total annual retainer to each director serving as of the last day of the service period.

Directors may elect to defer and convert to equity all or part of their annual cash retainer, and to defer receipt of all or part of their annual equity retainer under the Deferred Compensation Plan for Non-Employee Directors. Amounts deferred are maintained in bookkeeping accounts that are deemed invested in Microsoft common stock, and dividends paid on the deferred equity are deemed to be invested in our common stock. We calculate the number of shares credited by dividing each quarterly amount deferred by the closing market price of our common stock on the originally scheduled payment date. Accounts in the plan are distributed in shares of Microsoft common stock, with payments either in installments beginning on separation from Board service or in a lump sum amount paid no later than the fifth anniversary after separation from Board service.

To align the interests of our directors and shareholders, our Board of Directors believes that directors should have a significant financial stake in Microsoft. Under the Corporate Governance Guidelines, each director should own Microsoft shares equal in value to a minimum of three times the base annual retainer payable to a director. Directors should achieve this ownership level within five years after the director becomes a Board member. Stock deferred under the Deferred Compensation Plan for Non-Employee Directors counts toward the minimum ownership requirement. As of the end of fiscal year 2012, each of our Directors complied with our stock ownership policy.

Mr. Ballmer, an employee director, is excluded from the following table because we fully describe his compensation in Part 4 – “Named Executive Officer compensation – Summary compensation table” and in Part 4 – “Named Executive Officer compensation – Components of compensation and fiscal year 2012 awards.”

Board of Directors	20

The following table describes the cash and equity portions of the annual retainer earned by each director in fiscal year 2012.

Fiscal year 2012 director compensation

Name	Fees Earned or paid in cash[1] ($)	Stock awards ($)	Total ($)
Dina Dublon	130,000	150,000	280,000
William H. Gates III	100,000	150,000	250,000
Raymond V. Gilmartin	115,000	150,000	265,000
Reed Hastings[2]	115,000	150,000	265,000
Maria M. Klawe	100,000	150,000	250,000
Stephen J. Luczo[3]	3,559	4,642	8,201
David F. Marquardt	115,000	150,000	265,000
Charles H. Noski[4]	130,000	150,000	280,000
Helmut Panke	130,000	150,000	280,000
John W. Thompson[5]	21,190	31,785	52,975

(1)	The value of fractional shares is excluded.

(2)	Mr. Hastings elected to defer both the cash and stock award components of his compensation. The combined cash and stock award value converted into 9,507 shares of our common stock. Delivery of the shares will occur 30 days after the date of separation from Board service.

(3)	Mr. Luczo’s compensation was prorated for his service, which began on May 3, 2012. Mr. Luczo elected to defer both the cash and stock award components of his compensation. The combined cash and stock award value converted into 271 shares of our common stock. Delivery of the shares will occur 30 days after the date of separation from Board service.

(4)	Mr. Noski elected to defer both the cash and stock award components of his compensation. The combined cash and stock award value converted into 10,046 shares of our common stock. Delivery of the shares will occur 30 days after the date of separation from Board service.

(5)	Mr. Thompson’s compensation was prorated for his service, which began on February 17, 2012. Mr. Thompson elected to defer the stock award component of his compensation. The stock award value converted into 1,052 shares of our common stock. Delivery of the shares will occur on the first anniversary after separation from Board service.

21	Board of Directors

As of June 30, 2012, the directors had the following aggregate deferred director stock awards outstanding. Stock awards outstanding comprise (a) deferred stock awards, (b) cash compensation deferred into shares of common stock, and (c) dividend equivalents on deferred stock, which are paid in shares of common stock.

Total deferred stock awards as of June 30, 2012

Name	Total deferred stock awards
Dina Dublon	21,236
William H. Gates III	0
Raymond V. Gilmartin	4,851
Reed Hastings	46,527
Maria M. Klawe	0
Stephen J. Luczo	273
David F. Marquardt	0
Charles H. Noski	57,078
Helmut Panke	0
John W. Thompson	1,059

Stock options are excluded from the table above. Outstanding stock options held by Messrs. Gilmartin and Marquardt as of June 30, 2012 are described in the footnotes to the table in Part 2 – “Corporate governance at Microsoft – Information regarding beneficial ownership of principal shareholders, directors, and management.”

In addition, to assist directors in developing an in-depth understanding of our businesses, products, and services, and to facilitate the efficient operation of the Board of

Directors through use of computing devices that feature Microsoft software, upon request, directors are provided a personal computer and associated peripherals for their use while they serve on our Board. Each year, directors also may receive a Windows Phone, an Xbox gaming and entertainment console, peripherals, and gaming software, Microsoft computer peripherals, and Microsoft software and service subscriptions with an aggregate value of up to $5,000 per director.

Board of Directors	22

Part 4	Named Executive Officer compensation

Compensation discussion and analysis

This compensation discussion and analysis provides information about our fiscal year 2012 compensation program for our fiscal year 2012 Named Executive Officers (collectively “Named Executive Officers” or “NEOs”):

•	Steven A. Ballmer, our Chief Executive Officer (and our principal executive officer)

•	Peter S. Klein, our Chief Financial Officer (and our principal financial officer)

•	Kurt D. DelBene, our President, Microsoft Office Division

•	Steven J. Sinofsky, our President Windows and Windows Live Division

•	B. Kevin Turner, our Chief Operating Officer

The contents of this compensation discussion and analysis are organized into three sections:

Section 1 – Performance and pay

Section 2 – Compensation setting process and decisions for fiscal year 2012

Section 3 – Other compensation policies and information

Section 1 – Performance and pay

Fiscal year 2012 corporate performance

Company-wide performance

In fiscal year 2012, we continued to drive solid business results even as we invested to reach the threshold of the largest launch wave in our history. We reported:

•	$74.26 billion in revenue as adjusted,* an increase of 6% (GAAP revenue of $73.72 billion)

•	$28.50 billion in operating income as adjusted,* an increase of 5% (GAAP operating income of $21.76 billion)

•	$2.78 diluted earnings per share as adjusted,* an increase of 5% (GAAP diluted earnings per share of $2.00)

•	$31.6 billion in cash flow from operations, an increase of 17%, reflecting continued discipline in controlling costs
•	$10.7 billion returned to shareholders through dividends and stock buybacks

*	Revenue adjusted for revenue deferrals from sales of Windows 7 with an option to upgrade to Windows 8 Pro at a discounted price (the “Windows Upgrade Offer”). Operating income and EPS adjusted for Windows Upgrade Offer deferral and goodwill impairment. EPS adjusted also for tax settlement benefit in the third quarter of fiscal year 2011. Please see Annex A to this proxy statement for a reconciliation of non-GAAP and GAAP financial measures presented.

Business segment highlights

Financial and operating results in our businesses reflected continuing product momentum.

•	Server and Tools revenue grew 12% over fiscal year 2011 as we delivered new versions of significant products, such as SQL Server 2012 and System Center 2012.

•

Microsoft Business Division revenue grew 7% over fiscal year 2011. Two years after launch, Office 2010 adoption by businesses continued to grow. Office is installed on more than 1 billion PCs worldwide.

•

Windows & Windows Live Division revenue declined 3% in fiscal year 2012, or 1% adjusting for the impact of the Windows Upgrade Offer. Windows 7 adoption continued with more than 50% of worldwide enterprise desktops running Windows 7.

•

Online Services Division revenue grew 10% in fiscal year 2012. Operating loss increased $5.5 billion primarily due to a $6.2 billion goodwill impairment charge. Excluding the impairment charge, OSD operating performance improved by 27%. Bing introduced social search, and achieved organic U.S. search market share of 15.6% in June 2012, up 120 basis points from June 2011. Including Yahoo! properties, U.S. market share was approximately 26% in June 2012, down 100 basis points from 2011.

•	In the Entertainment and Devices Division we integrated Skype, which contributed to an 8% increase in revenue over fiscal year 2011. Although the console market

23	Named Executive Officer compensation

declined in fiscal year 2012, Xbox 360 ended fiscal year 2012 as the top-selling console in the U.S. for 18 consecutive months, with 47% market share. We released an update to Xbox Live and membership increased more than 15% year over year.

Preparing to deliver the new era of devices and services

We delivered these results while preparing a pipeline of new and updated products that will launch in the year ahead. This is significant in our strategic evolution as we transform user experiences through the adoption of cloud computing combined with the richness of smart, connected devices. Our work in 2012 led to the offerings we are launching in fiscal year 2013 that will enable experiences that seamlessly connect PCs and mobile and other devices through the cloud.

•

We made available the Release Preview of the Windows 8 operating system on May 31, 2012 and completed its development with release to manufacturing on August 1, 2012. Windows 8 will launch on October 26, 2012. Through Windows 8’s intuitive, touch-based interface and easy access to users’ favorite services, applications, and content, our goal is to provide users with a consistent and compelling experience on a variety of PCs and mobile devices.

•

Complementing the variety of OEM hardware that will be available to run Windows 8, in June 2012 we introduced the Surface, a set of Microsoft-designed and manufactured hardware devices that combine the power of our Windows 8 software and the feel of premium hardware.

•

On July 16, 2012, we unveiled the customer preview of the new Microsoft Office, our suite of productivity applications optimized to work with Windows 8 delivering advances in cloud, mobility, and social features.

•

On June 20, 2012, we unveiled the next version of our Windows Phone operating system, Windows Phone 8, which will be based on the same core technologies that power Windows 8. This will enable a wave of new mobile scenarios for consumers, developers, and IT professionals.

•	On August 1, 2012, we released to manufacturing Windows Server 2012, a cloud-optimized server operating system designed to help businesses create private and hybrid clouds, and Visual Studio 2012, an update to our developer tools. We launched both of these products in September.

•	On June 4, 2012, we introduced Xbox SmartGlass for Xbox 360, which will connect phones, PCs, and tablets with our console to enable more interactive and engaging entertainment.

Named Executive Officer pay and performance

In our 2011 compensation discussion and analysis, we noted that for fiscal year 2012 we changed our rewards program by increasing base pay and total pay opportunity broadly across the Company in response to the increasingly competitive technology labor market. The Compensation Committee also evaluated the compensation opportunity for our executive officers for fiscal year 2012 and agreed it was necessary to increase their incentive compensation targets to remain competitive with other outside employment opportunities. The increase did not apply to our chief executive officer. More information about the market for talent is provided below in Section 2 – “Compensation setting process and decisions for fiscal year 2012.”

As explained in Section 2, the Compensation Committee and independent directors review an array of quantitative and qualitative measures before applying their judgment to determine NEO pay for the year. As a result, incentive plan pay is not tied directly to any specific set of metrics. Nevertheless, the relationship between total direct compensation (base salary plus cash and stock-based incentive compensation) and key financial results demonstrates the alignment we have established between pay and business performance.

From 2008 to 2012, changes in total direct compensation for our NEOs generally tracked changes in our operating income. Over time, we expect operating income and total direct compensation to trend together; in any given year there may be some variability. The table below illustrates this relationship. Similarly, the decisions of the Compensation Committee and Board result in incentive plan awards for Named Executive Officers that vary within a given year and from year-to-year. For example, awards ranged from, 96% to 140%, 90% to 132%, and 90% to 125% of target in fiscal years 2010, 2011, and 2012, respectively.

Named Executive Officer compensation	24

Microsoft operating income vs. total direct compensation

(1)	The fiscal year 2010 proxy statement reported six NEOs (including our chief executive officer) because of executive departures during the year. For year-over-year comparability, this chart includes the CEO and four most highly compensated NEOs for fiscal year 2010.

(2)	Fiscal year 2012 operating income adjusted for Windows Upgrade Offer revenue deferral and goodwill impairment charge. See Annex A for a reconciliation of non-GAAP and GAAP measures presented.

Section 2 – Compensation setting process

and decisions for fiscal year 2012

Executive compensation program

In fiscal year 2012, we continued to provide executive officer compensation via a straightforward structure consisting of base salary and incentive awards under our Executive Officer Incentive Plan (“Incentive Plan”). Our executive compensation program incentivizes performance and does not reward inappropriate risk taking as further described below in Section 3 – “Other compensation policies and information” and in Part 6 – “Proposals to be voted on at the meeting – Advisory vote on executive compensation.”

The Incentive Plan provides a unified framework for assessing executive officer performance and determining the appropriate cash and stock-based compensation for that performance. Awards under the Incentive Plan are not derived directly from a formula. Instead, the awards are determined after a review of each executive officer’s performance across a wide range of financial, operational, and strategic assessments. As in previous years, Mr. Ballmer’s incentive compensation opportunity for fiscal year 2012 was limited to a cash payment of up to 200% of his fiscal year 2012 base salary, consistent with his longstanding request that we not award him equity compensation. The fiscal year 2012 Incentive Plan awards for other executive officers were paid

•	20% in cash in September 2012, and

•

80% in the form of a stock award that vests in four equal installments, with the first installment vesting following approval of the award and subsequent installments vesting on August 31 in each of the following three years.

25	Named Executive Officer compensation

As in prior years, the fiscal year 2012 compensation decisions for our executive officers were made in three steps.

Roles of Board, Compensation Committee, and CEO	Steps	When

  • CEO compensation decisions are made by the independent members of the Board, based on recommendation of the Compensation Committee

  • Other NEO compensation decisions are made by the Compensation Committee, based on recommendations of the CEO

  • Compensation Committee is advised by independent compensation consultant

	Design Program – Program for year is approved (including mix of annual and multi-year pay, fixed and incentive compensation, and any base salary adjustment)	Beginning of fiscal year
	Establish Range of Compensation Opportunities – Incentive compensation opportunities are set (minimum, target, and maximum incentive awards)	Beginning of fiscal year
	Review Performance – Performance is reviewed, which leads to decisions about actual Incentive Plan award amounts	Following end of fiscal year

Program design

The compensation program for our executive officers reflects our compensation philosophy and ongoing assessment of the competitive market for executive talent.

Compensation philosophy

We design the compensation program for our executive officers to attract, motivate, and retain the key executives who drive our success and industry leadership. We achieve these objectives through compensation that:

•	provides a competitive total pay opportunity,

•	consists primarily of stock-based compensation, which encourages our executive officers to act as owners with an equity stake in Microsoft,

•	links a significant portion of total compensation to performance we believe will create long-term business value,

•	differentiates rewards based on the executive officer’s contributions to our business performance,

•	enhances retention by subjecting a significant percentage of total compensation to multi-year vesting, and

•	does not encourage unnecessary and excessive risk taking.

At the 2011 Annual Meeting, almost 99% of the votes cast supported our say-on-pay resolution. Our Compensation Committee considered the results of the advisory vote and input from some of our largest investors, who expressed no significant concerns about our executive compensation policies and practices. The Compensation Committee did not change our 2012 executive compensation programs as a result of the 2011 say-on-pay vote or our shareholder engagement.

Competitive market assessment

We compete with global information technology and large market capitalization U.S. companies for senior executive talent. We continually monitor the competitive marketplace and the compensation levels and pay practices of other companies so we can be responsive to marketplace changes.

To ensure we have the information necessary to set appropriate compensation levels, we conduct a market analysis of executive compensation programs each year that includes publicly available executive compensation data for two groups of peer companies and third-party compensation surveys. The two groups of peer companies are:

•

information technology companies that produce software or hardware or provide online or cloud-based services, employ work forces with skill sets and professional backgrounds similar to those of our work force, have a significant global presence, and are generally comparable in terms of annual revenue and market capitalization (the “Technology Peer Group”), and

•	large, diversified companies with significant international operations (the “Dow 30 Peer Group”).

We supplement this peer group analysis with additional market information specific to each executive officer’s role. Given the size and scope of the businesses our executive officers lead, many of which are comparable to separate business enterprises, other companies actively recruit our top executives to fill their senior leadership positions. This market information includes data relating to external job opportunities potentially available to our executive officers.

While our market analysis informs our range of compensation opportunity and decisions of the Board and the Committee, we do not tie our executive officers’ compensation levels to specific market percentiles. Although we review market data from all sources described above, we place primary emphasis on the pay levels and practices of our technology peers as they most closely represent the labor market in which we compete for key talent.

Named Executive Officer compensation	26

In mid-2011, when we were preparing our fiscal year 2012 compensation design and establishing target compensation opportunities, the two peer groups consisted of these companies.

Technology Peer Group		Dow 30 Peer Group
Accenture Adobe Systems Amazon Apple Cisco Systems* Dell Computer Google Hewlett-Packard* IBM*	Intel* Oracle Research In Motion SAP Symantec Yahoo	3M Alcoa American Express AT&T Bank of America Boeing Caterpillar Chevron Coca-Cola	DuPont ExxonMobil General Electric Home Depot JP Morgan Chase Johnson & Johnson Kraft Foods McDonald’s Merck	Pfizer Procter & Gamble Travelers Companies United Technologies Verizon Wal-Mart Walt Disney

*	These companies are included in the Technology Peer Group and omitted from the Dow 30 to avoid duplication.

Complexity of executive roles

Our executive officers have demanding roles leading complex businesses. The chart below represents our current position relative to our combined peer companies on three dimensions (based on publicly available information as of July 2012). In many cases, our roles involve greater scope and complexity than similar positions at our Dow and Technology peers.

Revenue, market capitalization and headcount – Microsoft’s position relative to peers

Technology labor market

Our businesses operate in very dynamic environments. Beginning in 2010, we have seen an increasingly competitive technology labor market, which has led to significant increases in compensation at all employee levels at the companies with whom we compete for talent. Similar conditions exist in the market for executive level talent. We expect these trends to continue and we expect to continue to make adjustments in our approach to executive compensation as needed to respond to market conditions. For fiscal year 2012, the Committee responded to these market dynamics by increasing the Incentive Plan target awards for the Named Executive Officers other than

Mr. Ballmer, as described below – “Establishing compensation opportunities.”

Compensation consultant role

The Committee retains and is advised by Semler Brossy Consulting Group, LLC, a national executive compensation consulting firm that is independent of management, to assist the Committee in its review and oversight of our executive compensation program. See Part 3 – “Board of Directors – Compensation Committee – Compensation consultant” for more information on Semler Brossy’s role as an advisor to the Committee.

27	Named Executive Officer compensation

Compensation program components

Our executive compensation program for fiscal year 2012 continued to have two principal components: base salary and incentive awards under the Incentive Plan.

As in prior fiscal years, the Incentive Plan provided our executive officers with the opportunity to earn incentive compensation payable in cash and stock, except for Mr. Ballmer whose award is payable entirely in cash. Awards under the Incentive Plan are not formula-based. Instead, the Committee exercises its independent business judgment to determine the amount of these awards, if any, after evaluating the performance of each executive officer.

The Incentive Plan allows the Committee and Board to:

•	consider performance against a wide range of strategic, operational, and financial measures, reflecting Microsoft’s broad and complex business,

•	allow for flexibility in compensation to reflect business changes over the course of the year,

•

incentivize efforts to create shareholder value that may not produce tangible results within a fixed or predictable time period, which is important given the long-term characteristics of Microsoft’s business, and

•	differentiate rewards among our executive officers based on their performance.

Our mix of target pay places a higher proportion of pay in equity compensation than our peer companies. The following chart provides information about the fiscal year 2012 target pay mix for our Named Executive Officers (excluding Mr. Ballmer and using target pay mix data available in mid-2011 when we conducted our fiscal year 2012 compensation planning) compared to the non-CEO Named Executive Officers of our Dow 30 and Technology peers companies.

Pay mix versus peers

Peer group companies. Variable cash consists of discretionary bonuses, target annual non-equity incentive plan awards, and target multi-year non-equity incentive plan awards. Equity consists of stock options, stock awards, annual incentive plan equity awards, and multi-year incentive plan equity awards.

Microsoft. Variable cash consists of 20% of the target Incentive Plan award payable in cash. Equity consists of 80% of the target Incentive Plan award payable as a stock award.

Consistent with longstanding practice and his request, Mr. Ballmer does not participate in the equity component of the Incentive Plan. His award under the Incentive Plan is payable entirely in cash, and is correspondingly smaller than those made to the other Named Executive Officers.

As the principal leader of Microsoft, Mr. Ballmer focuses on building our long-term success, and, as a significant shareholder, his personal wealth is tied directly to Microsoft’s value. While the Committee and the Board believe Mr. Ballmer is underpaid for his role and performance, they have accepted his request.

Named Executive Officer compensation	28

The following table illustrates Mr. Ballmer’s compensation opportunity for fiscal year 2012, compared to his peers.

CEO pay comparison

(1)	Excludes chief executive officers with atypical pay structures such as founders. Figures are based on publicly available information as of August 2012.

Fiscal year 2012 Incentive Plan awards for the other Named Executive Officers are paid 20% in cash and 80% in the form of a restricted stock unit award that is payable in shares of Microsoft common stock. The number of shares subject to each award is determined by dividing 80% of the award amount by the closing market price of Microsoft common stock on the last trading day in August following the end of the fiscal year. Incentive Plan stock awards vest in four equal installments, with the first installment vesting following approval of the awards and subsequent installments vesting on August 31 in each of the following three years.

Establishing compensation opportunities

In September 2011, Mr. Ballmer recommended to the Compensation Committee target Incentive Plan awards for each of the other executive officers. In making these recommendations, he considered a wide array of information that, depending on the officer, included:

•	the executive officer’s role and responsibilities,

•

compensation survey data from our peer groups and supplemental competitive market information that reflects the scale and scope of the executive officer’s role. For this purpose peer groups are tailored to consist of companies that are representative of the business the executive officer runs,

•	the relationship of total compensation targets among internal peers, and

•

information about the market for executive talent gained through the Company’s continual monitoring of external market pay practices, our experience recruiting for executive positions at the Company, and efforts by others to recruit our executives.

The Committee, applying its independent judgment, then established a target Incentive Plan award opportunity for each executive officer based on Mr. Ballmer’s recommendation, the factors Mr. Ballmer considered when making his recommendation, and input from the Committee’s compensation consultant, Semler Brossy.

Each executive officer’s Incentive Plan award opportunity is limited to a specified percentage of an incentive pool. For fiscal year 2012, this aggregate incentive pool was set at 0.3% of Microsoft’s fiscal year 2012 corporate operating income. In addition, for fiscal year 2012, our Named Executive Officers’ potential Incentive Plan awards were further limited to: (i) for Mr. Ballmer, 0% to 200% of his base salary, and (ii) for the other Named Executive Officers, 0% to 150% of the incentive target award.

For fiscal year 2012, in response to market changes described above, the Committee increased target Incentive Plan awards for the Named Executive Officers other than Mr. Ballmer to enhance retention of these key Company leaders, as follows: Mr. DelBene, 32%; Mr. Klein, 58%; Mr. Sinofsky, 21%; Mr. Turner, 14%.

Fiscal year 2012 base salary rates

The Committee considered the factors listed above in establishing base salaries for fiscal year 2012. Base salaries for our executive officers are a small portion of their total compensation. All Named Executive Officers received 15% or less of their compensation as base salary, except for Mr. Ballmer, who at his request receives no equity compensation. Generally, base salary changes are effective as of September 1 in the year the change is approved. The Committee set the following base salary rates for the Named Executive Officers in fiscal year 2012: Mr. Ballmer’s salary remained unchanged at $685,000; Mr. DelBene’s salary increased 2% to $640,000; Mr. Klein’s salary increased 11% to $590,000; Mr. Sinofsky’s salary increased 2% to $660,000; Mr. Turner’s salary increased 2% to $765,000. Mr. Klein’s increase reflected his promotion and a salary increase to a level competitive with other chief financial officer positions at our peer companies.

29	Named Executive Officer compensation

Fiscal year 2012 performance review and compensation decisions

Each year, our Named Executive Officers participate in a performance review process that leads to the decisions about the size of their Incentive Plan awards for the prior fiscal year.

Performance review process for Mr. Ballmer

The independent members of our Board of Directors conduct Mr. Ballmer’s performance review. This review includes an evaluation of Mr. Ballmer’s performance based on:

•	Mr. Ballmer’s self-evaluation of his performance over the past fiscal year and over a multi-year period,

•

a summary of Microsoft’s performance for the just-completed fiscal year using a wide range of quantitative and qualitative financial, operational, and strategic assessments, which includes key measures that were developed by management and reviewed with our Board of Directors at the beginning of the fiscal year as part of Microsoft’s annual business planning process,

•	the factors listed below for the performance review of executive officers, and

•	the results of interviews conducted by the independent members of our Board of Directors with Mr. Ballmer’s direct reports.

After the Board completes its assessment of Mr. Ballmer’s performance, the Committee recommends Mr. Ballmer’s Incentive Plan award for the just completed fiscal year and any base salary adjustment. The Committee, which meets in executive session to develop its recommendations, does not apply a formula to determine these amounts. Instead, the Committee exercises its business judgment in making its recommendations, taking into consideration the evaluation of Mr. Ballmer’s performance, the performance relative to target for the other executive officers over the same period, and the advice of the Committee’s compensation consultant.

Fiscal year 2012 award for Mr. Ballmer

For fiscal year 2012, the Compensation Committee recommended and the independent members of our Board of Directors approved an Incentive Plan award of $620,000, which was 91% of his target award. The award was based on his performance self-assessment and other relevant information considered by the independent members of the Board, including: Mr. Ballmer’s performance against his individual commitments; the operating income performance of the Company relative to 25 large technology companies (a group that includes most of our Technology Peers); success in substantially completing development of Windows 8 and the new Office suite; successful launch of SQL Server 2012 and System Center 2012 contributing to 12% growth in Server and Tools Business revenue; integration of Skype;

progress in introducing new form factors such as Surface; strong operating expense discipline; modest growth in Windows Phone market share; the 3% decline in revenue for the Windows and Windows Live Division (1% after adjusting for the impact of the Windows Upgrade Offer); slower than planned progress in the Online Services Division; the Windows division failure to provide a browser choice screen on certain Windows PCs in Europe as required by its 2009 commitment with the European Commission; and overall solid business performance that produced $31.6 billion in cash flow from operations, an increase of 17%.

Performance review process for other Named Executive Officers

Following the end of the fiscal year, the Committee conducts a comprehensive review of each executive officer’s performance and long-term potential. Mr. Ballmer and Lisa Brummel, Chief People Officer, also participated in these discussions.

The Committee places significant weight on Mr. Ballmer’s Incentive Plan award recommendations and his evaluation of each executive officer’s performance for the fiscal year because of his first-hand knowledge of each officer’s performance and contributions. In completing his evaluation, Mr. Ballmer uses information about performance against a wide range of quantitative and qualitative financial, operational, and strategic assessments, a self-evaluation provided by the executive officer, feedback from the executive officer’s peers, written feedback and evaluation from the executive officer’s direct reports, and a summary of performance against commitments for the fiscal year.

In addition to Mr. Ballmer’s evaluation, the information reviewed by the Committee includes company-wide and business division performance against quantitative and qualitative financial, operational and strategic measures, and any other information deemed relevant by the Committee.

The quantitative and qualitative financial, operational, and strategic assessments vary based on individual responsibilities and the business function, division, or group that an executive officer manages. Among the most important factors used in fiscal year 2012 to evaluate performance were:

•	Compliance and integrity

•	Contribution margin

•	Corporate citizenship

•	Customer acceptance

•	Customer satisfaction

•	Developer community satisfaction

•	Efficiency and productivity

Named Executive Officer compensation	30

•	Innovation

•	Operational excellence

•	Organizational culture and leadership

•	Organizational diversity

•	Product development and implementation

•	Quality

•	Revenue

•	Sales and licensing volume

•	Strategic planning

After completing this review process, the Committee, applying its independent judgment, determines each executive officer’s Incentive Plan award for the just-completed fiscal year.

Fiscal 2012 awards for other Named Executive Officers

After evaluating our Named Executive Officers’ performance for fiscal year 2012, the Committee approved the following incentive plan awards.

Peter Klein

Mr. Klein leads Microsoft’s worldwide finance organization. Mr. Klein continued to drive the Company’s focus on managing operating expenses even as we invested to reach the threshold of one of the most important set of product launches in the Company’s history. This expense management resulted in $31.6 billion in cash flow from operations, an increase of 17%, and contributed to 5% growth in operating income and earnings per share (both as adjusted) in fiscal year 2012. Mr. Klein oversaw the Company’s capital allocation plan, which resulted in Microsoft returning $10.7 billion of cash through dividends and share repurchases. Mr. Klein played a leadership role in the negotiation and acquisition of Yammer and oversaw the integration of Skype. Based on his fiscal year 2012 performance, Mr. Klein received an Incentive Plan award of $4,750,000, which was 100% of his target award.

Kurt DelBene

As President of the Microsoft Office Division (“MOD”), Mr. DelBene is responsible for Microsoft’s global strategy for information workers and a wide range of productivity products and services, including Office, Exchange, SharePoint, Lync, Project, and Visio.

Under Mr. DelBene’s leadership, Office 2010 continued to be the fastest-selling version of Microsoft Office in history and enterprise customers deployed Office 2010 over two and a half times faster than the prior version. In addition, SharePoint, Exchange, and Lync each achieved double-digit revenue growth for the second consecutive year. MOD continued to build on the successful launch of Office 365. In just over a year since its release, Office 365 is offered in 88 markets and 32 languages. MOD also achieved key milestones in the development of the next version of Office including the release of the customer preview in July, which features holistic integration with Windows 8 across a variety of devices. Finally, Mr. DelBene was a key contributor to the strategy that led to pursuing the Yammer acquisition. Based on his fiscal year 2012 performance, Mr. DelBene received an Incentive Plan award of $9,062,500, which was 125% of his target award.

Steven Sinofsky

Mr. Sinofsky has responsibility for the overall Windows business, from development to business strategy and marketing for Windows, Windows Live, and Internet Explorer.

For fiscal year 2012, the Windows division completed the Release Candidate and prepared for the October release of Windows 8, and introduced the Surface, a series of Microsoft-designed and manufactured hardware devices. Windows 7 adoption continued with more than 50% of worldwide enterprise desktops running Windows 7, up from 25% at the end of fiscal year 2011. Windows division revenue decreased 3% (1% after adjusting for the impact of the Windows Upgrade Offer). The newest versions of Internet Explorer (8 and 9) continued to grow share as users switched from the older versions of Internet Explorer. However, at the same time, the Windows division failed to provide a browser choice screen on certain Windows PCs in Europe as required by its 2009 commitment with the European Commission. Based on his fiscal year 2012 performance, Mr. Sinofsky received an Incentive Plan award of $7,650,000, which was 90% of his target award.

Kevin Turner

As Chief Operating Officer, Mr. Turner is responsible for the strategic and operational leadership of Microsoft’s worldwide sales, including the consumer channels, marketing, and services organization. In addition, Mr. Turner manages the online advertising sales organization and corporate support organizations, including product and customer support services, branding, advertising, public relations, marketing research, relationship marketing, corporate operations, and internal information technology.

Under Mr. Turner’s leadership, enterprise sales grew 12% in the Server and Tools Business, business revenue increased 9% in the Microsoft Business Division, and deferred revenue increased 17% as customer satisfaction increased for the third straight year. The sales organization delivered strong results across product lines in enterprise sales, driving both new business and renewals resulting in increases in virtualized server share and commercial email share and an increase in the total rate of attachment of Windows to PCs shipped. For the

31	Named Executive Officer compensation

full fiscal year, Microsoft revenue was $73.7 billion and operating income was $28.5 billion (as adjusted), representing 5% year-over-year growth for each. These results were delivered while effectively managing operating expenses within the sales organization. Based on his fiscal year 2012 performance, Mr. Turner received an Incentive Plan award of $12,000,000, which was 120% of his target award.

Fiscal year 2013 changes to the Incentive Plan

The Committee agreed with management’s assessment that, for fiscal year 2013, it was appropriate for the Incentive Plan structure for executive officers (other than Mr. Ballmer) to evolve to better support current Company business and strategic priorities. For 2013, the focus of awards under the Plan will shift from performance of separate business groups to a combination of business group and company-wide performance. This shift aligns with our overall business strategy to provide integrated product and service offerings, and this requires deeper cross-organization collaboration. The Incentive Plan awards will consist of two components. First, each executive officer will be eligible to receive a performance-based cash award for the fiscal year. The target cash awards will range from 125% to 275% of base salary earned for the fiscal year, depending on the officer; each executive will have the opportunity to receive from 0 to 300% of the target cash award based upon business group and individual performance. Second, each participant other than Mr. Ballmer will receive a fixed stock award determined at the beginning of the fiscal year that vests over four years. The stock awards will continue to deliver the majority (between 69% and 74%) of total target compensation through equity to enhance retention and align the interests of recipients with shareholders. The target cash awards for officers, other than Mr. Ballmer, will range from 17% to 20% of total target compensation. Target total compensation will increase 1% to 2% over fiscal year 2012.

Section 3 – Other compensation policies and information

Executive benefits and perquisites

Our Named Executive Officers are eligible for the same benefits available to our other U.S.-based full-time employees, including our Section 401(k) plan, employee stock purchase plan, health care plan, life insurance plans, and other welfare benefit programs. In addition to the standard benefits offered to all employees, we maintain a non-qualified deferred compensation plan for our executives and senior managers. The deferred compensation plan is unfunded, and participation is voluntary. The deferred compensation plan allows our Named Executive Officers to defer their base salary, the cash portion of their Incentive Plan awards, and certain on-hire bonuses. We do not contribute to the non-qualified deferred compensation plan.

During fiscal year 2012, we did not provide any perquisites to any of our Named Executive Officers.

Post-employment compensation

Our Named Executive Officers do not have employment contracts, and they are not entitled to any payments or benefits following a change in control of Microsoft. They also are not entitled to payments or benefits upon termination of their employment except for:

•

All employees who retire from Microsoft in the United States after (a) age 65 or (b) age 55 with 15 years of service are eligible for the continuation of vesting of stock awards granted at hire or at performance review, if they were granted more than one year before retirement.

•	Generally, all employees whose employment with Microsoft terminates due to death or total and permanent disability will fully vest in their outstanding stock awards.

•	Pursuant to Mr. Turner’s employment offer letter, 160,000 shares of his on-hire stock award will vest upon his retirement at age 60 or older.

Executive compensation recovery policy

Accountability is a fundamental value of Microsoft. To reinforce this value through our executive compensation program, our executive officers and certain other senior executives are subject to an executive compensation recovery policy. Under this policy, the Committee may seek to recover payments of incentive compensation if the performance results leading to a payment are later subject to a downward adjustment or restatement of financial or nonfinancial performance. The Committee may use its judgment in determining the amount to be recovered where the incentive compensation was awarded on a discretionary basis, as with awards under the Incentive Plan. The Committee may recover incentive compensation whether or not the executive’s actions involve misconduct. When an executive has engaged in intentional misconduct that contributed to the payment, the Committee may take other remedial action, including seeking to recover the entire payment. Our executive compensation recovery policy is available on our website at www.microsoft.com/investor/recoverypolicy.

Stock ownership policy

Our executive officers and certain other senior executives are subject to stock ownership requirements to maintain a minimum equity stake in Microsoft. This policy embodies the Committee’s belief that our most senior executives should maintain a material personal financial stake in Microsoft to promote a long-term perspective in

Named Executive Officer compensation	32

managing our business. In addition, it helps ensure the alignment of executive and shareholder interests, which reduces incentive for excessive short-term risk taking. Our stock ownership policy requires each covered executive to acquire and maintain ownership of shares of Microsoft common stock equal to a specified multiple of his or her base salary, which ranges from three to ten times salary. In addition, each covered executive must retain 50% of all net shares (post-tax) that vest until achieving the minimum share ownership requirement. As of the end of fiscal year 2012, each of our Named Executive Officers complied with our executive stock ownership policy. Our policy is available on our website at www.microsoft.com/investor/execstockpolicy.

Derivatives trading and hedging policy

Our Named Executive Officers are prohibited from trading in options, puts, calls, or other derivative instruments related to Microsoft stock or debt.

Deductibility of executive compensation

In structuring compensation for our Named Executive Officers, the Committee considers, among other things, whether a form of compensation will be deductible for federal income tax purposes or otherwise subject to the $1 million annual deduction limit of Section 162(m) of the Internal Revenue Code. However, other factors may be of greater importance than preserving deductibility for a particular form of compensation. Under federal income tax rules, certain performance-based compensation approved by our shareholders is not subject to this deduction limit. Awards under the Incentive Plan are expected to qualify as performance-based compensation for purposes of Section 162(m). All compensation for our Named Executive Officers in fiscal year 2012 was intended to be deductible under Section 162(m).

Compensation risk assessment

We performed an annual assessment for the Compensation and Audit Committees of our Board of Directors to determine whether the risks arising from any of our fiscal year 2012 compensation policies or practices are reasonably likely to have a material adverse effect on the Company. Our assessment reviewed material elements of executive and non-executive employee compensation. We concluded that these policies and practices do not create risk that is reasonably likely to have a material adverse effect on the Company.

In addition, the structure of our compensation program for executive officers does not incentivize unnecessary or excessive risk taking. The base salary component of compensation does not encourage risk-taking because it is a fixed amount. The Incentive Plan awards have the following risk-limiting characteristics:

•

Awards to each executive officer are limited to the least of (a) a fixed maximum specified in the Incentive Plan, (b) a fixed percentage of an incentive pool, or (c) 150% of an incentive target award (200% of base salary for Mr. Ballmer).

•	Awards are based on a review of a variety performance factors, thus diversifying the risk associated with any single aspect of performance.

•	Awards are not made in the form of stock options, which may provide an asymmetrical incentive to take unnecessary or excessive risks to increase Company stock price.
•	Awards are not tied to formulas that could focus executives on specific short-term outcomes.

•

Members of the Compensation Committee, or in the case of Mr. Ballmer, the independent members of our Board of Directors, approve the final awards in their discretion, after reviewing executive and corporate performance.

•

Awards are subject to our Executive Compensation Recovery Policy, described in Part 4 – “Named Executive Officer compensation – Other compensation policies and information – Executive compensation recovery policy.”

•

For executive officers other than Mr. Ballmer, the majority of the award value is delivered in the form of shares of common stock with a multi-year vesting schedule, which aligns the interests of our executive officers to long-term shareholder interests. For Mr. Ballmer, this alignment exists by virtue of his being one of Microsoft’s largest shareholders.

•

Executive officers are subject to our executive stock ownership requirements described in Part 4 – “Named Executive Officer compensation – Other compensation policies and information – Stock ownership policy.”

33	Named Executive Officer compensation

Fiscal year 2012 compensation tables

The following table contains information about compensation awarded to our Named Executive Officers for the fiscal years ended June 30, 2012, June 30, 2011, and June 30, 2010. None of our Named Executive Officers received stock options during fiscal years 2012, 2011, or 2010.

Summary compensation table

Name and principal position	Year		Salary ($)	Bonus[1] ($)	Stock awards[2] ($)	All other compensa- tion[3] ($)	Total ($)
Steven A. Ballmer Chief Executive Officer and Director	2012		685,000	620,000	N/A	13,128	1,318,128
	2011		682,500	682,500	N/A	11,915	1,376,915
	2010		670,000	670,000	N/A	11,121	1,351,121
Peter S. Klein Chief Financial Officer	2012		580,000	950,000	3,567,806	11,030	5,108,836
	2011		525,000	720,000	2,266,321	10,366	3,521,687
	2010	[4]	437,508	555,000	2,638,531	12,277	3,643,316
Kurt D. DelBene President, Microsoft Office Division	2012		638,333	1,812,500	5,445,594	10,298	7,906,725
	2011		603,333	1,450,000	4,154,922	10,994	6,219,249
Steven J. Sinofsky President, Windows and Windows Live Division	2012		658,333	1,530,000	6,384,487	10,912	8,583,732
	2011		649,167	1,260,000	5,288,083	10,508	7,207,758

B. Kevin Turner Chief Operating Officer	2012		762,500	2,400,000	7,511,150	10,021	10,683,671
	2011		732,500	1,925,000	6,610,104	9,537	9,277,141
	2010		645,000	1,960,000	5,299,719	9,790	7,914,509

(1)	This column reports the 20% of the Incentive Plan awards, and for Mr. Ballmer his entire Incentive Plan award, for the fiscal year that were paid in cash in September following the fiscal year end.

(2)	This column reports the 80% of the target Incentive Plan awards for the fiscal year that were payable as stock awards. Mr. Klein’s fiscal year 2010 amount in this column includes the stock awards granted during fiscal year 2010 for fiscal year 2009 performance, prior to his promotion to Chief Financial Officer. All amounts in this column are calculated using the grant date fair value under Accounting Standards Codification Topic 718 based on the market price as of the date of grant of common stock awarded, reduced by the present value of estimated future dividends because the awards are not entitled to receive dividends prior to vesting. Our Incentive Plan awards are subject to the Committee’s use of negative discretion, precluding a grant date until after the fiscal year end; accordingly, the grant date for these awards is the service inception date, which is the first day of the fiscal year for which the award is made. As a result, these amounts do not reflect the amount of compensation actually received by the Named Executive Officers for the fiscal year.

Named Executive Officer compensation	34

(3)	The amounts in this column are set forth in the table below.

All other compensation

Name	Year	Relocation expense ($)	Tax gross up ($)	401(k) company match ($)	Imputed income received under broad-based benefits program* ($)	Total ($)
Steven A. Ballmer	2012 2011 2010	0 0 0	0 0 0	7,500 7,350 7,350	5,628 4,565 3,771	13,128 11,915 11,121
Peter S. Klein	2012 2011 2010	0 0 0	0 0 0	7,500 7,350 9,450	3,530 3,016 2,827	11,030 10,366 12,277
Kurt D. DelBene	2012 2011	0 0	0 0	7,430 8,545	2,868 2,449	10,298 10,994
Steven J. Sinofsky	2012 2011	0 0	0 0	7,500 7,350	3,412 3,158	10,912 10,508
B. Kevin Turner	2012 2011 2010	0 0 0	0 0 0	7,500 7,350 7,350	2,521 2,187 2,440	10,021 9,537 9,790

*	These amounts include imputed income from life insurance, disability insurance, and athletic club membership, and payments in lieu of athletic club membership. These benefits are available to substantially all our U.S.-based employees.

(4)	Fiscal year 2010 base pay reflects Mr. Klein serving as a business division chief financial officer for four and one-half months and as our corporate Chief Financial Officer for the balance of the year.

The following table provides information on grants of awards under any plan to the Named Executive Officers related to the fiscal year ending June 30, 2012.

Grants of plan-based awards for fiscal year ended June 30, 2012

Name	Award approval date	Grant date[1]	Stock awards (#)	Grant date fair value of stock awards[2],[3] ($)
Steven A. Ballmer	N/A	N/A	N/A	N/A
Peter S. Klein	9/7/2012	7/1/2011	146,042	3,567,806
Kurt D. DelBene	9/7/2012	7/1/2011	222,906	5,445,594
Steven J. Sinofsky	9/7/2012	7/1/2011	261,338	6,384,487
B. Kevin Turner	9/7/2012	7/1/2011	307,456	7,511,150

(1)	For Incentive Plan awards, the Committee’s use of negative discretion precludes a grant date until after the fiscal year end; accordingly, the grant date reported in this table for these awards is the July 1, 2011 service inception date, the first day of fiscal year 2012.

(2)	The values in this column represent the grant date fair value of the 80% of the fiscal year 2012 target Incentive Plan awards payable as stock awards. The actual Incentive Plan stock awards approved effective September 7, 2012 with respect to these target awards are described in Section 2 – “Compensation setting process and decisions for fiscal year 2012” of the Compensation Discussion and Analysis above. The grant date fair value is based on the Accounting Standards Codification Topic 718 fair value of the award before any forfeiture adjustments. We measure the grant date fair value of these stock awards based on the market price as of the grant date reduced by the present value of estimated future dividends because the awards are not entitled to receive dividends prior to vesting.

35	Named Executive Officer compensation

(3)	This table reports target stock awards for fiscal year 2012. The table below shows actual stock awards, approved in fiscal year 2012, for the fiscal year 2011 performance of our Named Executive Officers who also served as executive officers in fiscal year 2011.

Name	Stock awards (#)	Award value* ($)
Peter S. Klein	108,271	2,785,813
Kurt D. DelBene	218,046	5,610,324
Steven J. Sinofsky	189,474	4,875,166
B. Kevin Turner	289,474	7,448,166

*	These award values are calculated based on the Accounting Standards Codification Topic 718 fair value of the award on the September 20, 2011 approval date, before any forfeiture adjustments, reduced by the present value of estimated future dividends because the awards are not entitled to receive dividends prior to vesting.

The following table provides information on exercisable and unexercisable stock options and unvested stock awards held by the Named Executive Officers on June 30, 2012.

Outstanding equity awards at fiscal year end June 30, 2012

Name	Option awards		Stock awards
	Number of securities underlying unexercised options (#)		Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested* ($)
	Exercisable	Unexercisable
Steven A. Ballmer	N/A	N/A	N/A	N/A
Peter S. Klein	N/A	N/A	155,771	4,765,035
Kurt D. DelBene	N/A	N/A	222,765	6,814,381
Steven J. Sinofsky	N/A	N/A	291,402	8,913,987
B. Kevin Turner	N/A	N/A	582,784	17,827,363

*	The market value is the number of shares shown in the table multiplied by $30.59, the closing market price of Microsoft common stock on June 29, 2012.

The following table shows the dates on which the awards in the outstanding equity awards table vest and the corresponding number of shares, subject to continued employment through the vest date.

Vesting dates and number of shares

Name	2012		2013		2014	Retirement at age 60	Total
	8/29	8/31	8/29	8/31	8/31	or older
Steven A. Ballmer	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Peter S. Klein	3,628	62,510	3,628	54,829	31,176	N/A	155,771
Kurt D. DelBene	3,664	82,720	3,665	72,930	59,786	N/A	222,765
Steven J. Sinofsky	7,695	124,593	7,696	104,049	47,369	N/A	291,402
B. Kevin Turner	0	194,518	0	155,897	72,369	160,000	582,784

Named Executive Officer compensation	36

The following table provides information, on an aggregate basis, about stock options that were exercised and stock awards that vested during the fiscal year ended June 30, 2012 for each of the Named Executive Officers.

Option exercises and stock awards vested for fiscal year ended June 30, 2012

Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise[1] ($)	Number of shares acquired on vesting (#)	Value realized on vesting[2] (#)
Steven A. Ballmer	N/A	N/A	N/A	N/A
Peter S. Klein	N/A	N/A	76,855	2,036,267
Kurt D. DelBene	77,778	694,838	102,261	2,732,135
Steven J. Sinofsky	611,111	3,379,750	172,750	4,570,112
B. Kevin Turner	N/A	N/A	258,447	6,849,985

(1)	The value realized on exercise is calculated as the difference between the actual sales price of the shares underlying the options exercised and the applicable exercise price of those options.

(2)	The value realized on vesting is calculated by multiplying the number of shares shown in the table by the closing stock price on the day prior to vest.

The following table provides information about contributions, earnings, and balances under our non-qualified deferred compensation plan in fiscal year 2012. Microsoft does not contribute to the deferred compensation plan, and in fiscal year 2012 there were no withdrawals by or distributions to Named Executive Officers.

Non-qualified deferred compensation

Name	Executive contributions in fiscal year 2012[1] ($)	Aggregate earnings in fiscal year 2012[2] ($)	Aggregate balance at June 30, 2012 ($)
Steven A. Ballmer	N/A	N/A	N/A
Peter S. Klein	N/A	N/A	N/A
Kurt D. DelBene	1,769,167	506,779	6,217,711
Steven J. Sinofsky	N/A	N/A	N/A
B. Kevin Turner	N/A	N/A	N/A

(1)	The amount in this column includes $319,167 deferred from fiscal year 2012 salary, which is reported in the Salary Column of the Summary Compensation Table, and $1,450,000 deferred from a fiscal year 2011 Incentive Plan award, which is reported in the Bonus Column of the Summary Compensation Table.

(2)	The amount in this column is not included in the Summary Compensation Table because plan earnings were not preferential or above-market.

37	Named Executive Officer compensation

Microsoft’s deferred compensation plan is unfunded and unsecured. It allows participants to defer a specified percentage of their base salary (up to 50%), and/or eligible incentive cash payments (up to 100%). Participation in the deferred compensation plan is limited to senior management, including our Named Executive Officers. Microsoft does not contribute to the deferred compensation plan or guarantee any returns on participant contributions.

At the time an employee elects to participate in the deferred compensation plan, the employee must specify the amount of base salary and/or the percentage of incentive award to be deferred, as well as the timing of distributions. If employment terminates before retirement (defined as at least age 55 with 10 years of service, or age 65), distribution is made in the form of a lump sum following termination. At retirement, benefits are paid according to the distribution election made by the participant at the time of the deferral election. No withdrawals are permitted during employment or prior to the previously elected distribution date, other than “hardship withdrawals” as permitted by applicable law. Amounts deferred under the deferred compensation plan are credited with hypothetical investment earnings based on participant investment elections made from among investment options available under the plan.

The following table provides information about shares of Microsoft stock that may be issued under our equity compensation plans approved by shareholders and plans not approved by shareholders.

Equity compensation plan information as of June 30, 2012

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights[1]	Weighted average exercise price of outstanding options, warrants, and rights[2]	Number of securities remaining available for future issuance under equity compensation plans[3]
Equity compensation plans approved by security holders[4]	303,093,421	$18.6897	530,724,985
Equity compensation plans not approved by security holders	0	N/A	0
Total	303,093,421	$18.6897	530,724,985

(1)	Includes 270 million shares issuable upon vesting of outstanding stock awards granted under the 2001 Stock Plan and 11 million shares issuable under outstanding performance-based stock awards granted under the 2001 Stock Plan (assuming target performance).

(2)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding stock awards, which have no exercise price.

(3)	Includes 23 million shares remaining available for issuance as of June 30, 2012 under the 2003 Employee Stock Purchase Plan.

(4)	Under the 2001 Stock Plan, no award may be repriced, replaced, regranted through cancellation, or modified without shareholder approval (except in connection with a change in our capitalization), if the effect would be to reduce the exercise price for the share underlying such award.

Named Executive Officer compensation	38

Compensation committee interlocks and insider participation

Dina Dublon, Maria M. Klawe, and Helmut Panke were members of the Compensation Committee throughout fiscal year 2012. Mr. Hastings stepped down from the Committee and John Thompson joined the Committee in May 2012. All members of the Committee were independent directors, and no member was an employee or former employee of Microsoft. During fiscal year 2012, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee.

Compensation committee report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Dina Dublon (Chair)

Maria M. Klawe

John W. Thompson

39	Named Executive Officer compensation

Part 5	Audit Committee matters

Audit Committee report

The Audit Committee operates under a written charter adopted by the Board of Directors. It is available on Microsoft’s website at www.microsoft.com/investor/auditcommittee. The charter, which was last amended effective July 24, 2012, includes a calendar that outlines the Audit Committee’s duties and responsibilities quarter-by-quarter. The Audit Committee reviews the charter and calendar annually and works with the Board of Directors to amend them as appropriate to reflect the evolving role of the Committee. Fiscal year 2013 changes to the Audit Committee’s charter are described in Part 3 – “Board of Directors – Board committees.”

The Board of Directors has the ultimate authority for effective corporate governance, including oversight of the management of Microsoft. The Audit Committee assists the Board in fulfilling its responsibilities by overseeing the accounting and financial reporting processes of Microsoft, the audits of Microsoft’s consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as Microsoft’s independent auditor, and the performance of Microsoft’s internal auditor.

The Audit Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of Microsoft’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Microsoft’s system of internal control. Microsoft’s independent auditor, Deloitte & Touche LLP (“Deloitte & Touche”), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The independent auditor is also responsible for expressing an opinion on the effectiveness the Company’s internal control over financial reporting.

During fiscal year 2012, the Audit Committee fulfilled its duties and responsibilities generally as outlined in the charter and the accompanying calendar. Specifically, the Committee, among other actions:

•	reviewed and discussed with management and the independent auditor Microsoft’s quarterly earnings press releases, consolidated financial statements, and related periodic reports filed with the SEC,

•

reviewed with management, the independent auditor, and the internal auditor management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditor’s opinion about the effectiveness of Microsoft’s internal control over financial reporting,

•	reviewed and discussed with the independent auditor, management, and the internal auditor, as appropriate, the audit scopes and plans of both the independent auditor and the internal auditor,

•

inquired about significant business and financial reporting risks, reviewed Microsoft’s policies for risk assessment and risk management, and assessed the steps management is taking to control these risks,

•

met in periodic executive sessions with each of the independent auditor, management, and the internal auditor including to discuss the results of their examinations, their evaluations of internal controls, and the overall quality of the Company’s financial reporting,

•

met with the chief executive officer and chief financial officer to discuss the processes they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s systems of disclosure controls and procedures and internal control over financial reporting, and

•	received reports about the receipt, retention, and treatment of financial reporting and other compliance concerns.

Audit Committee matters	40

The Audit Committee has reviewed and discussed with management and the independent auditor Microsoft’s audited consolidated financial statements and related footnotes for the fiscal year ended June 30, 2012, and the independent auditor’s report on those financial statements. Management represented to the Audit Committee that Microsoft’s financial statements were prepared in accordance with accounting principles generally accepted in the United States. Deloitte & Touche presented the matters required to be discussed with the Audit Committee by Public Company Accounting Oversight Board (United States) Audit Standard AU Section 380 Communication with Audit Committees and Rule 2-07 of SEC Regulation S-X. This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of Microsoft’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in Microsoft’s financial statements, including the disclosures relating to critical accounting policies.

The Audit Committee recognizes the importance of maintaining the independence of Microsoft’s independent auditor, both in fact and appearance. Consistent with its charter, the Audit Committee has evaluated Deloitte & Touche’s qualifications, performance, and independence, including that of the lead audit partner. As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm. The Audit Committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its delegate. This policy prohibits the independent auditor from providing non-audit services such as bookkeeping or financial systems design and implementation. The Company’s pre-approval policy is more fully described in this Part 5 of this Proxy Statement under the caption “Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Auditor.” The Audit Committee has concluded that provision of the non-audit services described in that section was compatible with maintaining the independence of Deloitte & Touche. In addition, Deloitte & Touche has provided the Audit Committee with the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee has reviewed these materials and discussed the firm’s independence with Deloitte & Touche.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Microsoft’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 for filing with the SEC. The Audit Committee also has selected Deloitte & Touche as the independent registered public accounting firm for fiscal year 2013. The Board recommends that shareholders ratify this selection at the Annual Meeting.

Audit Committee

Charles H. Noski (Chair)

Dina Dublon

Stephen J. Luczo

Helmut Panke

41	Audit Committee matters

Fees billed by Deloitte & Touche

The following table presents fees for professional audit services rendered by Deloitte & Touche for the audit of Microsoft’s annual financial statements for the years ended June 30, 2012 and 2011, and fees billed for other services rendered by Deloitte & Touche during those periods.

Year ended June 30	2012	2011
Audit fees	$23,133,000	$20,227,000
Audit related fees	8,317,000	5,736,000
Tax fees	50,000	50,000
All other fees	12,000	50,000
Total	$31,512,000	$26,063,000

Audit fees

These amounts represent fees of Deloitte & Touche for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly Form 10-Q reports, the audit of internal control over financial reporting, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC. Audit Fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of periodic consolidated financial statements and statutory audits that non-U.S. jurisdictions require.

Audit-related fees

Audit-Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of Microsoft’s consolidated financial statements or internal control over financial reporting. This category may include fees related to the performance of audits and attest services not required by statute or regulations, audits of our employee benefit plans, due diligence related to mergers, acquisitions, and investments, additional revenue and license compliance procedures related to performance of the review or audit of Microsoft’s financial statements, and accounting consultations about the application of generally accepted accounting principles to proposed transactions. Revenue assurance and license compliance includes procedures under contracts we have entered into that provide for review by an independent accountant, and advice about controls associated with the completeness and accuracy of our software licensing revenue. These services support the evaluation of the effectiveness of internal control over revenue recognition, and enhance the independent auditor’s understanding of our licensing programs and controls.

Tax fees

These fees consist generally of the two categories of tax compliance and return preparation, and of tax planning and advice. The tax compliance and return preparation services consisted of preparing original and amended tax returns and claims for refunds. During fiscal years 2012 and 2011, fees incurred for tax compliance and return preparation were approximately $40,000 for both years. Tax planning and advice consisted of support during income tax audits or inquiries. For fiscal years 2012 and 2011, fees incurred for tax planning and advice were approximately $10,000.

All other fees

All Other Fees consist of permitted services other than those that meet the criteria above and include training activities and economic, industry, and accounting subscriptions and surveys.

The Audit Committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of Deloitte & Touche.

Audit Committee matters	42

Policy on Audit Committee pre-approval of audit and permissible non-audit services of independent auditor

The Audit Committee has established a policy for pre-approval of all audit and permissible non-audit services provided by the independent auditor. Each year, the Audit Committee approves the terms on which the independent auditor is engaged for the ensuing fiscal year. At least quarterly, the Committee reviews and, if appropriate, pre-approves services to be performed by the independent auditor, reviews a report summarizing fiscal year-to-date services provided by the independent auditor, and reviews an updated projection of the fiscal year’s estimated fees. The Audit Committee, as permitted by its pre-approval policy, from time to time delegates the approval of certain permitted services or classes of services to a member of the Committee. The Committee then reviews the delegate’s approval decisions each quarter. Microsoft uses a centralized internal system to collect requests from Company personnel for services by the independent auditor to facilitate compliance with this pre-approval policy.

43	Audit Committee matters

Part 6	Proposals to be voted on at the meeting

Election of directors

The Company’s Board of Directors currently consists of eleven members. Raymond V. Gilmartin and Reed Hastings are not seeking re-election and their Board service will end effective as of the date of the Annual Meeting. As a result, the Board has authorized a reduction in the size of the Board to nine members effective as of November 28, 2012, as permitted by the Company’s Bylaws.

Nine directors have been nominated for election at the Annual Meeting to hold office until the next annual meeting of shareholders. The nominees were evaluated and recommended by the Governance and Nominating Committee in accordance with its charter and our Corporate Governance Guidelines. For additional information about the nominees and their qualifications, please see Part 3 – “Our director nominees.”

Each director will be elected by a vote of the majority of the votes cast, meaning that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director.

Our Board of Directors recommends a vote FOR the election to the Board of each of the following nominees:

Name	Age	Director since	Occupation
Steven A. Ballmer	56	2000	CEO, Microsoft
Dina Dublon	59	2005	Former CFO and EVP, JPMorgan Chase & Co.
William H. Gates III	56	1981	Chairman, Microsoft
Maria M. Klawe	61	2009	President, Harvey Mudd College
Stephen J. Luczo	55	2012	CEO, Seagate Technology PLC
David F. Marquardt	63	1981	General Partner, August Capital
Charles H. Noski	60	2003	Former Vice Chairman, Bank of America Corporation
Helmut Panke	66	2003	Former Chairman of the Board of Management, BMW Bayerische Motoren Werke AG
John W. Thompson	63	2012	CEO, Virtual Instruments

Proposals to be voted on at the meeting	44

Advisory vote on executive compensation

As required by Section 14A of the Securities and Exchange Act of 1934, we are asking for your advisory vote on the following resolution (the “say-on-pay” resolution):

Resolved, that the shareholders approve, in a nonbinding vote, the compensation of the Company’s Named Executive Officers, as disclosed in Part 4 of this proxy statement.

We currently hold our say-on-pay vote every year. Shareholders will have an opportunity to cast an advisory vote on the frequency of say-on-pay votes at least every six years. The next advisory vote on the frequency of the say-on-pay vote will occur no later than 2017.

Statement in support

In 2009, we were one of the first U.S. public companies voluntarily to submit our executive compensation to a shareholder vote and it received the overwhelming support of nearly 99% of votes cast. The goals, philosophies, and practices in place then are fundamentally the same today. At the 2011 Annual Meeting, almost 99% of the votes cast supported our say-on-pay resolution.

Pay for performance

The discretionary structure of our compensation program allows our Board and Compensation Committee to determine pay based on a comprehensive view of the quantitative and qualitative factors they believe best reflect the results that will produce long-term business success. The correlation between our financial results and Named Executive Officer compensation actually awarded demonstrates the success of this approach. See, for example, the chart showing the relationship between total direct compensation and operating income in Part 4 – “Named Executive Officer compensation – Compensation discussion and analysis – Performance and pay – Fiscal year 2012 corporate performance.”

Sound program design

We designed our compensation programs for Named Executive Officers to attract, motivate, and retain the key executives who drive our success and industry leadership. Pay that reflects performance and alignment of that pay with the interests of long-term shareholders are key principles that underlie our compensation program design and decisions. We achieve our objectives through compensation that:

•	provides a competitive total pay opportunity,
•	consists primarily of stock-based compensation, which encourages our Named Executive Officers to act as owners with an equity stake in Microsoft,

•	links a significant portion of total compensation to performance we believe will create long-term shareholder value,

•	differentiates rewards based on the Named Executive Officer’s actual contributions to business performance,

•	enhances retention by subjecting a significant percentage of total compensation to multi-year vesting, and

•	does not encourage unnecessary and excessive risk taking.

Best practices in executive compensation

Our compensation programs for Named Executive Officers do not provide inappropriate incentives or reward inappropriate risks.

We do:

•	have an executive compensation recovery policy to ensure accountability,

•	have a stock ownership policy to reinforce alignment between shareholders and our executive officers, and

•	have a policy prohibiting trading in derivatives of and hedging Microsoft securities.

We do not:

•	award stock options,

•	offer special perquisites or benefits,

•	have employment contracts, change in control protections, or severance pay agreements, or

•	have special retirement programs.

Although the vote is non-binding, the Board and the Compensation Committee will review the voting results and through our regular shareholder engagement seek to understand the factors that influenced the voting results. The Board and the Compensation Committee will consider constructive feedback obtained through this process in making future decisions about our executive compensation programs.

Our Board of Directors recommends a vote FOR approval, on a non-binding, advisory basis, of the compensation paid to our Named Executive Officers in fiscal year 2012.

45	Proposals to be voted on at the meeting

Approval of Employee Stock Purchase Plan

We are requesting that shareholders approve the Employee Stock Purchase Plan (the “ESPP”), which is an amendment and restatement of the Company’s 2003 Employee Stock Purchase Plan (the “2003 Plan”). If approved, the ESPP will become effective on January 1, 2013. The 2003 Plan will expire on December 31, 2012. The Board of Directors recommends approval of the ESPP so the Company can continue to offer its employees the ability to invest in the Company’s common stock at an attractive price.

ESPP Terms

The ESPP permits employees of the Company and its designated subsidiaries to purchase Company common stock at a 10% discount from market value, subject to limits set by the Internal Revenue Code (the “Code”) and the ESPP. Sales of shares under the ESPP are generally made pursuant to offerings that are intended to satisfy the requirements of Section 423 of the Code. Subplans that do not satisfy the requirements of Section 423 can be authorized under the ESPP; however, we have not authorized these subplans in the past, and have no plans to do so in the future, unless required to comply with laws outside the United States.

The following is a summary of the principal features of the ESPP. This summary does not purport to be a complete description of all of the provisions of the ESPP, and is qualified in its entirety by reference to the full text of the ESPP. A copy of the ESPP has been filed with the SEC on July 26, 2012 with the Company’s Form 10-K for the fiscal year ended June 30, 2012. Any shareholder who wishes to obtain a copy of the ESPP may do so by written request to the Company’s Investor Relations Department at One Microsoft Way, Redmond, Washington 98052.

Administration

The ESPP is administered by the Compensation Committee. Subject to the provisions of the ESPP, the administrator of the ESPP has full authority and discretion to adopt, administer, and interpret such rules and regulations as it deems necessary to administer the ESPP, and its decisions are final and binding upon all participants. The Compensation Committee has delegated its administrative authority to the senior corporate officer in charge of the Company’s Human Resources department, who has used the delegated authority to ensure that the ESPP complies with laws outside the United States.

Eligibility and participation

The ESPP allows employees of Microsoft and its designated subsidiaries and affiliates to participate, excepting employees whose customary employment is for not more than five months a year. ESPP participants may authorize payroll deductions from 1% to 15% of cash performance-based pay (including salary, commissions, overtime or performance bonuses, and other incentive compensation) to be applied toward the purchase of the Company’s common stock.

Offerings

The ESPP provides for separate three-month offerings, commencing on January 1, April 1, July 1, and October 1 of each year.

Payroll deductions, purchase price, and shares purchased

An employee must authorize a payroll deduction before the start of an offering in order to participate in that offering. On the last business day of the offering, the employee will be deemed to have exercised the option to purchase as many shares as the employee’s payroll deduction will allow at the option price, up to 2,000 shares in any single offering. The purchase price is equal to 90% of the fair market value of a share of our common stock on the last regular business day of the offering period. The closing price of the Company’s common stock as reported on the NASDAQ Stock Market on September 14, 2012 was $31.21.

No employee will be permitted to purchase any shares under the ESPP (i) if such employee, immediately after such purchase, owns shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or its parent or subsidiary corporations or (ii) to the extent that his or her rights to purchase stock under all of the Company’s employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such purchase right is granted) for each calendar year in which the purchase right is outstanding.

Withdrawal and termination of employment

An employee may withdraw from an offering or suspend participation by reducing his or her payroll deduction percentage to 0%, at any time before the first day of the

Proposals to be voted on at the meeting	46

last calendar month of the offering. Upon withdrawal, the amount in the employee’s account will be refunded. An employee who has withdrawn from or suspended participation in an offering may not participate again in that same offering. In order to participate in a subsequent offering, the participant must re-enroll in the ESPP in accordance with the ESPP’s enrollment procedures.

Upon termination of employment for any reason, the employee’s participation in the ESPP will immediately terminate and the payroll deductions credited to the employee’s account will be returned to him or her and such employee’s option will automatically terminate.

Transferability

No participant is permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his or her account or an option or any rights granted under the ESPP other than by will or the laws of descent and distribution. During the participant’s lifetime, only the participant can make decisions regarding the participation in or withdrawal from an offering under the ESPP.

Adjustments upon changes in capitalization

In the event of any change in the structure of the Company’s common stock, such as a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation offerings of rights, or other similar event, the Administrator may make an appropriate adjustment in the number, kind, and price of shares available for purchase under the ESPP, and in the number of shares an employee is entitled to purchase including, without limitation, closing an offering early and permitting purchase on the last business day of the reduced offering period, or terminating an offering and refunding participants’ account balances.

Amendment and termination of the purchase plan

The Board of Directors may at any time amend or terminate the ESPP, provided that no amendment may adversely affect an employee’s existing rights under any offering already commenced. No amendment may be made to the ESPP without prior approval of the shareholders of the Company if such amendment would increase the number of shares reserved thereunder or materially modify the eligibility requirements. The ESPP will terminate on December 31, 2022, or earlier at the discretion of the Board of Directors or in the event all shares reserved under the ESPP have been purchased.

Federal income tax consequences

The following discussion is a summary of the general U.S. federal income tax rules applicable to purchases offered by the Company and certain of its designated subsidiaries under the ESPP offerings that are intended to comply with Section 423 of the Code. Employees should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

The ESPP and the right of participants to make purchases under it are intended to qualify under the provisions of Code Sections 421 and 423. Under those provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. However, a participant may become liable for tax upon dispositions of shares acquired under the ESPP, and the tax consequences will depend on how long a participant has held the shares prior to disposition.

If the shares are disposed of (a) more than two years after the date of the beginning of the offering period and (b) more than one year after the stock is purchased in accordance with the ESPP (or if the employee dies while holding the shares), the following tax consequences will apply. The lesser of (a) the excess of fair market value of the shares at the time of such disposition over the purchase price of the shares (the “option price”), or (b) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the offering date) will be taxed as ordinary income to the participant. Any further gain upon disposition generally will be taxed at long-term capital gain rates. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a long-term capital loss equal to the difference. If an employee holds the shares for the holding periods described above, no deduction in respect of the disposition of such shares will be allowed to the Company.

If the shares are sold or disposed of (including by way of gift) before the expiration of either the two year or the one year holding periods described above, the following tax consequences will apply. The amount by which the fair market value of the shares on the date the option is exercised (which is the last business day of the offering period and which is hereafter referred to as the “termination date”) exceeds the option price will be taxed as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be taxed as capital gain and will qualify for long-term capital gain treatment if the shares have been held for more than one year following the exercise of the option. If the shares are sold for an amount that is less than their fair market value as of the termination date, the participant recognizes ordinary income equal to the excess of the fair market value of the shares on the termination date over the option price, and the participant may recognize a capital loss equal to the difference between the sales price and the value of such shares on the termination date. The Company, in the event of an

47	Proposals to be voted on at the meeting

early disposition, will be allowed a deduction for federal income tax purposes equal to the ordinary income realized by the disposing employee.

Currently, the Company is not required to withhold employment or income taxes upon the exercise of options under plans qualifying under Code Sections 421 and 423. However, the Internal Revenue Service may issue guidance in the future requiring the Company to withhold employment and/or income taxes upon a purchase of shares under the ESPP.

Shares available for issuance; Participation

200,000,000 shares of Microsoft Corporation common stock will be reserved for issuance under the ESPP, which we anticipate will provide sufficient shares for purchases during the ESPP’s ten-year term. As of September 14,

2012, 177,086,677 shares had been purchased under the 2003 Plan and 22,913,323 shares remained available for purchases. As of September 14, 2012, there were approximately 94,000 employees eligible to participate in the 2003 Plan, the predecessor to the ESPP.

New plan benefits

The amounts of future purchases under the ESPP are not determinable because participation is voluntary, participation levels depend on each participant’s elections and the restrictions of Code Section 423 and the ESPP, and the per-share purchase price depends on the future value of Microsoft common stock. The table below sets forth the shares purchased by our Named Executive Officers and other employees under the 2003 Plan during fiscal year 2012.

Name and position	Shares purchased (#)
Steven A. Ballmer, Chief Executive Officer and Director	0
Peter S. Klein, Chief Financial Officer	0
Kurt D. DelBene, President, Microsoft Office Division	752
Steven J. Sinofsky, President, Windows and Windows Live Division	0
B. Kevin Turner, Chief Operating Officer	0
Executive group	2,670
Non-executive officer Directors group	N/A*
Non-executive officer employees group	19,937,515

*	Directors who are not employees of the Company or a designated subsidiary or affiliate are not eligible to purchase shares under the 2003 Plan or the ESPP.

Vote required and board recommendation

The affirmative vote of holders of a majority of the outstanding shares of common stock cast in person or by proxy at the Annual Meeting is required for approval of the ESPP.

The Board of Directors recommends a vote FOR approval of the Employee Stock Purchase Plan.

Ratification of independent auditor

The Audit Committee has selected Deloitte & Touche as Microsoft’s independent auditor for fiscal year 2013, and the Board asks shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise Microsoft’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Deloitte & Touche for ratification by shareholders as a matter of good corporate practice.

The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required to approve the ratification of the selection of Deloitte & Touche as Microsoft’s independent auditor for the current fiscal year. If a majority of shareholders does not ratify the selection of Deloitte & Touche, the Audit Committee will consider the result a recommendation to consider the selection of a different firm.

The Board of Directors recommends a vote FOR the ratification of the independent auditor.

Proposals to be voted on at the meeting	48

Shareholder proposal

Mr. Kenneth Steiner has advised us that he intends to submit the following proposal for consideration at our Annual Meeting:

RESOLVED: Cumulative Voting. Shareholders recommend that our Board take the steps necessary to adopt cumulative voting. Cumulative voting means that each shareholder may cast as many votes as equal to the number of shares held, multiplied by the number of directors to be elected. A shareholder may cast all such cumulated votes for a single candidate or focus on a few candidates. Under cumulative voting shareholders can withhold votes from poor-performing directors, in case there are any, in order to cast multiple votes for other director candidates. This is an important protection for shareholders.

Cumulative voting also allows a significant group of shareholders to elect a director of its choice – safeguarding minority shareholder interests and bringing independent perspectives to Board decisions.

Cumulative voting won 54%-support at Aetna and greater than 51%-support at Alaska Air two-times. It also received greater than 53%-support at General Motors in two annual elections. The Council of Institutional Investors www.cii.org and CalPERS recommended adoption of this proposal topic.

Please encourage our board to respond positively to this proposal for Cumulative Voting – Shareholder Proposal.

Board recommendation

The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

The Board of Directors believes the adoption of cumulative voting is not in the best interests of Microsoft and our shareholders as a whole. The primary use of cumulative voting is to allow minority blocs of investors to place their representatives on the Board of Directors. We believe each director’s election should involve a broader mandate, and to that end we have a majority voting standard in place. In addition to majority voting, Microsoft has a range of leading governance practices described elsewhere in this proxy statement and in our Corporate Governance Guidelines. These include the annual election of all directors, eight of ten Board members are independent, all Board committees are comprised of only independent directors, the role of chairman and chief executive officer are separate, and the Board has designated a lead independent director. We are recognized for our leading practices: in the latest evaluation by rating firm Governance Metrics International, Microsoft achieved an 8.5 global market rating out of a possible 10 points.

Microsoft was a proactive early adopter of majority voting. In 2006, we amended our bylaws to provide that in an uncontested election any director who did not receive a majority of votes cast must offer his or her resignation. In 2007, we strengthened our majority standard, providing in our bylaws that the vote required in an uncontested director election is a majority of the votes cast. We have reinforced directors’ accountability to all shareholders by providing that a director nominee is elected only if he or she is supported by shareholders holding a majority of the shares that vote on the election of that director. Cumulative voting, on the other hand, permits the holders of less than a majority of the votes cast to elect a director.

The Board believes that implementing cumulative voting, as requested in the proposal, is incompatible with a director discharging his or her fiduciary duties. A director elected by a minority shareholder or group faces a conflict between the fiduciary duty owed to all shareholders and the allegiance to the shareholder or group that elected him or her. This is particularly an issue if the director is affiliated with a shareholder or group pursuing a specific, narrow agenda. These potential conflicts could create factionalism and undermine the ability of Board members to represent the best interests of the Company and all shareholders.

Vote required

The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the Annual Meeting is required for approval of the proposal.

49	Proposals to be voted on at the meeting

Proposals of shareholders for 2013 Annual Meeting

Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit their proposals so they are received by the Corporate Secretary of Microsoft at the address provided below no later than the close of business (5:30 p.m. Pacific Time) on June 18, 2013. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

In order to be properly brought before the 2013 Annual Meeting, a shareholder’s notice of a matter the shareholder wishes to present (other than a matter brought pursuant to SEC Rule 14a-8), or the person or persons the shareholder wishes to nominate as a director, must be received by the Corporate Secretary of Microsoft at the address provided below not less than 90 nor more than 120 days before the first anniversary of the date of the 2012 Annual Meeting. As a result, any notice given by a shareholder pursuant to these provisions of our Bylaws (and not pursuant to SEC Rule 14a-8) must be received no earlier than July 31, 2013, and no later than the close of business (5:30 p.m. Pacific Time) on August 30, 2013, unless our Annual Meeting date occurs more than 30 days before or 60 days after November 28, 2013. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2013 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the Annual Meeting or, if the first public announcement of the date of the Annual Meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which we first make a public announcement of the date of the meeting.

To be in proper form, a shareholder’s notice must include the information about the proposal or nominee as specified in our Bylaws. A shareholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaw and SEC requirements. Microsoft will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.

Notices of intention to present proposals at the 2013 Annual Meeting must be addressed to: MSC 123/9999, Office of the Corporate Secretary, Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-6399. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

DATED: Redmond, Washington, October 16, 2012.

Proposals to be voted on at the meeting	50

Driving directions and parking

Downtown Bellevue

Driving Directions

From Seattle via SR-520

• Take SR-520 east to I-405 south.

• Take Exit 13A west to NE 4th Street westbound.

• Turn right onto 112th Avenue NE.

• Turn left onto NE 6th Street to Meydenbauer Center’s parking garage on the right.

From Seattle via I-90

• Take I-90 east to I-405 north.

• Take Exit 13A west to NE 4th Street westbound.

• Turn right onto 112th Avenue NE.

• Turn left onto NE 6th Street to Meydenbauer Center’s parking garage on right.

Parking

Due to limited parking availability, we encourage you to explore Metro Transit’s commuter services. The Bellevue Transit Center is conveniently located less than a block from Meydenbauer Center.

Parking validation for Meydenbauer Center garage will be available at the meeting.

51	Driving directions and parking facility

Annex A to Microsoft 2012 Proxy Statement

Reconciliation of non-GAAP and GAAP financial measures

Adjusted financial results and non-GAAP measures

In addition to financial results reported in accordance with generally accepted accounting principles (“GAAP”), we have provided certain non-GAAP financial information to aid shareholders in better understanding the Company’s performance. For fiscal year 2012 revenue, operating income, and earnings per share growth, we included the impact of revenue deferred during the fourth fiscal quarter of fiscal year 2012 relating to the Windows Upgrade Offer, excluded the impact of the goodwill impairment charge in the fourth quarter of fiscal year 2012, and excluded the impact of the tax settlement benefit in the third quarter of fiscal year 2011. Presenting these measures without the impact of these items gives additional insight into operational performance and helps clarify trends affecting the Company’s business. For comparability of reporting, management considers this information in conjunction with GAAP amounts in evaluating business performance. These non-GAAP financial measures should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Twelve months ended June 30,
($ in millions, except per share amounts)
	2011 As reported (GAAP)	2011 Tax settlement	2011 As adjusted (non-GAAP)	2012 As reported (GAAP)	Goodwill impairment	Deferred revenue	2012 As adjusted (non-GAAP)	% Y/Y (GAAP)	% Y/Y (non-GAAP)
Revenue	$69,943		$69,943	$73,723		$540	$74,263	5%	6%
Operating Income	$27,161		$27,161	$21,763	$6,193	$540	$28,496	-20%	5%
EPS*	$2.69	$0.05	$2.64	$2.00	$0.73	$0.06	$2.78	-26%	5%

*	Totals do not foot due to rounding

52

Microsoft

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ATTENTION: INVESTOR RELATIONS

ONE MICROSOFT WAY

REDMOND, WA 98052

M50377-P30061

MICROSOFT CORPORATION

The Board of Directors recommends a vote “FOR” EACH OF THE FOLLOWING NOMINEES, “FOR” PROPOSAL 10,”FOR” PROPOSAL 11, “FOR” PROPOSAL 12 and “AGAINST” PROPOSAL 13.

Election of Directors: (The Board recommends a vote FOR this proposal)

For

Against

Abstain

1. Steven A. Ballmer

Abstain

Against

For

2. Dina Dublon

8. Helmut Panke

3. William H. Gates lll

9. John W. Thompson

10. Advisory Vote on Named Executive Officer Compensation (The Board recommends a vote FOR this proposal)

4. Maria M. Klawe

11. Approval of Employee Stock Purchase Plan

(The Board recommends a vote FOR this proposal)

5. Stephen J. Luczo

12. Ratification of Deloitte & Touche LLP as our independent auditor for fiscal year 2013

(The Board recommends a vote FOR this proposal)

6. David F. Marquardt

7. Charles H. Noski

13. Shareholder Proposal – Adopt cumulative voting

(The Board recommends a vote AGAINST this proposal)

For address changes and/or comments, please check this box and write them on the back where indicated.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Annual Meeting Information:

Location: Meydenbauer Center

11100 NE 6th Street

Bellevue, WA 98004

Date: November 28, 2012

Time: 8:00 AM PT

In order to be admitted to the Annual Meeting, you must present one of the following as proof of ownership of Microsoft stock on the record date.

Notice of Internet Availability of Proxy Materials

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M50378-P30061

MICROSOFT CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints WILLIAM H. GATES lll and STEVEN A. BALLMER, and each of them, with full power of substitution, as proxies to vote all the shares which the undersigned is entitled to vote at the Annual Meeting of the Company to be held at the Meydenbauer Center, 11100 NE 6th Street,Bellevue, Washington, November 28, 2012 at 8:00 a.m. and at any adjournments thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof in accordance with and as described in the Notice and Proxy Statement of the Annual Meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side